UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
__________________________________

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
TREEHOUSE FOODS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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TREEHOUSE FOODS, INC.
2021 SPRING ROAD
SUITE 600
OAK BROOK, ILLINOIS 60523
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON APRIL 25, 2019
To the Stockholders of TreeHouse Foods, Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) that will be held at 2015 Spring Road, Suite 715, Oak Brook, Illinois 60523, on Thursday, April 25, 2019, at 9:00 a.m. Central Daylight Time.
Once again, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On or about March 12, 2019, we will mail to our stockholders who have not already requested paper material, a Notice of Internet Access and Availability of Proxy Materials (“Notice”), which contains instructions on how to vote, how to access our 2019 Proxy Statement (“Proxy Statement”) and 2018 Annual Report on Form 10-K (“Annual Report”) online, and how to request paper copies of the materials. All stockholders who have elected to continue to receive paper copies will receive a copy of the Proxy Statement and Annual Report by mail.
At the Annual Meeting, you will be asked to vote on the following matters and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof:

1.	To elect three directors to hold office until the 2022 Annual Meeting of Stockholders;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019;

3.	To provide an advisory vote to approve the Company’s executive compensation; and

4.	To approve the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan.
The matters listed above are fully discussed in the Proxy Statement accompanying this Notice. A copy of our Annual Report is available online or by request as previously described.
The record date for the Annual Meeting is February 25, 2019. Only stockholders of record as of February 25, 2019 are entitled to notice of, and to vote at, the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by completing, signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. If for any reason you wish to revoke your proxy, you may do so at any time before it is voted at the Annual Meeting.

Thomas E. O'Neill
Corporate Secretary
February 28, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2019
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
Our Proxy Statement and our Annual Report are available at www.envisionreports.com/thfi. Our Proxy Statement includes information on the following matters, among other things:

•	The date, time, and location of the Annual Meeting;

•	A list of the matters being submitted to the stockholders for approval; and

•	Information concerning voting in person at the Annual Meeting.
If you want to receive a paper copy or e-mail of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy to Computershare Shareowner Services by telephone at 1-866-641-4276 or online at www.envisionreports.com/thfi or contact the Company’s Investor Relations Department directly at our principal executive office: TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, telephone (708) 483-1331. Please make your request on or before April 15, 2019 to facilitate timely delivery.

TABLE OF CONTENTS

Page
SUMMARY OF THE ANNUAL MEETING	1
Who May Vote	1
How Proxies Work	1
Shares Held Through a Bank, Broker, or Other Nominee	2
Quorum	2
Revoking a Proxy	2
Required Vote	2
Resignation Policy	2
Method and Cost of Soliciting and Tabulating Votes	3
Householding	3
ELECTION OF DIRECTORS (PROPOSAL 1)	4
Election of Linda K. Massman	5
Election of Gary D. Smith	6
Election of Jason J. Tyler	6
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)	7
CORPORATE GOVERNANCE	8
Current Board Members	8
Corporate Governance Guidelines and Code of Ethics	8
Director Independence	8
Nomination of Directors	9
BOARD LEADERSHIP STRUCTURE	10
Board Chairman Role	10
Board Self-Assessments	10
The Board’s Role in Risk Oversight	10
Meetings of the Board of Directors	10
COMMITTEE MEETINGS/ROLE OF COMMITTEES	11
Role of Compensation Consultants	11
STOCK OWNERSHIP	13
Holdings of Management	13
Security Ownership of Certain Beneficial Owners and Management	13
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16
DIRECTORS AND MANAGEMENT	17
Directors and Executive Officers	17
Compensation Risk Assessment	23
COMPENSATION DISCUSSION AND ANALYSIS	24
2018 CEO Transition	24
Objectives of Our Compensation Program	24
Our Compensation Aligns to Business Results	25
Compensation Principles and Governance Practices	27
Summary of 2018 Executive Compensation Program	27
Role of 2018 Advisory Approval of Executive Compensation in the Compensation Setting Process	29
Components of Compensation	30
2018 Long-Term Incentive Grants	31
2019 Accelerated Performance Plan	32
2016 Performance-Based Long-Term Incentive Awards	33
Stock Ownership and Holding Policies	33
General Compensation Matters	34
EXECUTIVE COMPENSATION	36
2018 Summary Compensation Table	36
Details Behind All Other Compensation Columns	37
CEO Pay Ratio	38
2018 Grants of Plan Based Awards	39
Employment Agreement with Steven Oakland	41
Employment Agreement Amendment with Sam K. Reed	41
Other NEO Employment Agreements	42
Executive Severance Plan	42
Equity Awards	42
2018 Outstanding Equity Awards at Fiscal Year-End	43
2018 Option Exercises and Stock Vested	45
2018 Non-Qualified Deferred Compensation	46
Potential Payments Upon Termination or Change in Control	46
2018 DIRECTOR COMPENSATION	51
Cash Compensation	51
Equity-Based Compensation	52
Board Stock Ownership	52
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	53
COMMITTEE REPORTS	53
REPORT OF THE AUDIT COMMITTEE	54
REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	55
REPORT OF THE COMPENSATION COMMITTEE	55
FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	56
ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM (PROPOSAL 3)	57
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TREEHOUSE FOODS, INC. EQUITY AND INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES SUBJECT TO THE PLAN (PROPOSAL 4)	58
STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS	65
STOCKHOLDER COMMUNICATION WITH THE BOARD	66
OTHER MATTERS	67
APPENDIX A - TREEHOUSE FOODS, INC. EQUITY AND INCENTIVE PLAN	68
PROXY CARD

i

TREEHOUSE FOODS, INC.
2021 SPRING ROAD
SUITE 600
OAK BROOK, ILLINOIS 60523
PROXY STATEMENT
SUMMARY OF THE ANNUAL MEETING

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (“Board”) of TreeHouse Foods, Inc. (“TreeHouse,” “Company,” “we,” “us,” or “our,” as the context requires) for use in voting at our 2019 Annual Meeting of Stockholders (“Annual Meeting”). The Meeting will be held at 2015 Spring Road, Suite 715, Oak Brook, Illinois 60523, on Thursday, April 25, 2019, at 9:00 a.m. Central Daylight Time for the purpose of considering and acting upon the matters specified in the notice accompanying this Proxy Statement. This Proxy Statement is being sent to stockholders on or about March 12, 2019.

Who May Vote

If you are a stockholder of record on February 25, 2019, you are entitled to vote at the Annual Meeting. As of that date, there were 55,988,922 shares of the Company’s common stock (“Common Stock”) outstanding, the only class of voting securities outstanding. You are entitled to one (1) vote for each share of Common Stock you own, without cumulation, on each matter to be voted upon at the Meeting.

How Proxies Work

Only votes cast in person at the Meeting, or received by proxy before the beginning of the Meeting, will be counted at the Meeting. Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three (3) convenient ways:

•	By Internet: Go to www.envisionreports.com/thfi and follow the instructions.

•	By Telephone: Call toll-free 1-800-652-VOTE (8683) and follow the instructions.

•	By Mail: Complete, sign, date, and return your proxy card in the enclosed envelope.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four (24) hours a day and will close at 12:00 a.m. Central Daylight Time on April 25, 2019.

As permitted by Securities and Exchange Commission (“SEC”) rules, TreeHouse is making this Proxy Statement and its Annual Report on Form 10-K (“Annual Report”) available to its stockholders electronically via the Internet. On or about March 12, 2019, we will mail our stockholders a Notice of Internet Access and Availability of Materials (“Notice”), which contains instructions on how to vote, access this Proxy Statement and our Annual Report online, and how to request paper copies of the materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

If your proxy is properly returned, the shares it represents will be voted at the Meeting in accordance with your instructions. If you execute and return your proxy but do not give specific instructions, your shares will be voted as follows:

•	FOR the election of each of the three (3) nominees for director set forth herein;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2019;

•	FOR the advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”;

•	FOR the approval of the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan; and

•	with respect to any other matter that may properly come before the Meeting, at the discretion of the persons voting the respective proxies.

The Board does not intend to bring any matters before the Meeting except those indicated in the Notice. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Shares Held Through a Bank, Broker, or Other Nominee

If you are the beneficial owner of shares held in “street name” through a bank, broker, or other nominee, such bank, broker, or nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, the shares will be treated as “broker non-votes”. A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange (the “NYSE”).

Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposal concerning the ratification of the independent registered public accounting firm (Proposal 2) is discretionary. All other proposals to be voted on at the Meeting are non-discretionary and, accordingly, cannot be voted upon without your instruction.

Quorum

Stockholders of record may vote their proxies by telephone, the Internet, or mail. By using your proxy to vote in one of these ways, you authorize any of the two (2) officers whose names are listed on the back of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the Meeting must be present in person or represented by proxy to constitute a quorum. Of course, if you attend the Meeting, you may vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy. Abstentions and broker non-votes (as described below under the heading “Required Vote”) are counted for purposes of determining whether a quorum is met.

Revoking a Proxy

Submitting your proxy now will not prevent you from voting your shares at the Meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the Meeting by:

•
delivering to Thomas E. O’Neill, our Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary, a signed written revocation letter dated later than the date of your proxy;

•	submitting a proxy to the Company with a later date; or

•	attending the Meeting and voting in person (your attendance at the Meeting will not, by itself, revoke your proxy; you must also vote in person at the Meeting).

Required Vote

The election of the nominees for director (Proposal 1) in an uncontested election will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast “for” or “against” such nominee. The ratification of the selection of our independent registered public accounting firm (Proposal 2), the advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation” (Proposal 3), the approval of the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan (Proposal 4), and the approval of any other matter that may properly come before the Meeting will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast “for” or “against” such proposal. Votes cast as “for” or “against” are counted as a vote, while votes cast as abstentions will not be counted as a vote but will be counted for purposes of determining a quorum. Abstentions will have no effect on Proposals 1, 2, 3 and 4. So-called “broker non-votes” (brokers failing to vote by proxy shares of the Common Stock held in nominee name for customers on any non-discretionary matters) will not be counted as votes at the Meeting and will not have a direct impact on any non-discretionary proposal (i.e., Proposals 1, 3 and 4).

Resignation Policy

Our Corporate Governance Guidelines utilize a resignation policy in the election of directors. Accordingly, if an incumbent director nominee receives a greater number of votes marked “against” his or her election than votes marked “for” his or her election, that nominee is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process.

Method and Cost of Soliciting and Tabulating Votes

The solicitation of proxies from our stockholders is being made by the Board and management of the Company. TreeHouse will bear the costs of soliciting and tabulating your votes, including the cost of preparing and mailing the Proxy Statement, the Proxy Card, Notice, and the Annual Report. TreeHouse has retained the services of Broadridge Financial Solutions, Inc., to assist in distributing these proxy materials. D.F. King & Co., Inc. will act as our proxy solicitor in soliciting votes for a fee of approximately $15,000 plus the reimbursement of reasonable out of pocket expenses. Solicitation will be primarily through the use of the U.S. Postal Service and the Internet, but our officers, directors, and regular employees may solicit proxies personally or by telephone without additional remuneration for such activity.

TreeHouse will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, and obtaining proxies from you, according to certain regulatory fee schedules. The actual amount will depend on variables such as the number of packages mailed, the number of stockholders receiving electronic delivery, and postage costs.

Computershare, our transfer agent, will act as the proxy tabulator and Inspector of Elections.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her, or its broker, a single Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate Annual Report and Proxy Statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Stockholders who in the future wish to receive multiple copies may also contact the Company at: 2021 Spring Road, Suite 600, Oak Brook, IL, 60523, Attention: Investor Relations or by phone at (708) 483-1331.

ELECTION OF DIRECTORS (PROPOSAL 1)

The Board approved amendments to our Corporate Governance Guidelines in February 2019 to add a mandatory retirement age policy whereby a director who has reached the age of seventy-five (75), or who would reach seventy-five (75) years of age if elected or re-elected, will not stand for election or re-election when his or her term expires, subject to exceptions made by the Board in the best interest of the Company. George V. Bayly, who has served on the Board since 2005, will not be standing for re-election when his current term expires at the Meeting as he has reached the Company’s mandatory retirement age. The Board would like to thank Mr. Bayly for his years of dedicated service to the Company.

Additionally, Gary D. Smith is currently seventy-six (76) years of age and became the Chairman of the Board of the Company on July 1, 2018. In order to provide continuity in connection with the CEO transition and the recent additions of Steven Oakland, Matthew E. Rubel, and Jean E. Spence who joined the Board in 2018 and prospective addition of Jason J. Tyler in 2019, the Board determined that it is in the Company's best interest to waive the Company’s new mandatory retirement age policy for Mr. Smith in order for him to continue serving as Chairman of the Board. Mr. Smith has indicated to the Board that his current, non-binding intention is to serve through the annual meeting of stockholders in 2020. If and when Mr. Smith makes a decision to resign from the Board prior to the 2022 annual meeting of stockholders, the Company will file a Form 8-K disclosing such resignation.

The Company’s Amended and Restated Certificate of Incorporation and By-Laws provide that the Board shall be composed of not less than three (3) nor more than fifteen (15) directors divided into three (3) classes to be determined by the Board, and that each director shall be elected for a term of three (3) years with the term of one class expiring each year. The Board prefers to have nine (9) directors on the Board, with three (3) directors up for election each year, and will ultimately seek to maintain that size and class composition, but may increase or decrease the overall Board size or class size from time to time to add outstanding candidates on the Board and to prepare for orderly transitions with respect to departures of directors. Additionally, we believe that obtaining a three-year (3) commitment from our directors assists us in retaining highly qualified directors who have experience and familiarity with our business and the markets in which we operate. The Board believes that such long-term institutional knowledge benefits TreeHouse and enables the Board to better consider and provide long-term strategic planning.

At the Meeting, you will elect a total of three (3) directors to hold office, subject to the provisions of the Company’s By-Laws, until the annual meeting of stockholders in 2022 and until their successors are duly elected and qualified. Unless you instruct otherwise, the shares represented by your proxy will be voted FOR the election of Linda K. Massman, Mr. Smith, and Mr. Tyler, the nominees set forth below. The affirmative vote of a majority of the votes cast is required to elect each director. In other words, the number of votes “for” a director must exceed the number of votes “against” a director in order to elect such director. For information regarding our resignation policy, see “Summary of the Annual Meeting — Resignation Policy” in this Proxy Statement.

Ms. Massman, Mr. Smith, and Mr. Tyler have each agreed to be nominated and to serve as a director if elected. However, if any nominee at the time of his or her election is unable or unwilling to serve, or is otherwise unavailable for election, and as a result, another nominee is designated by the Board, then you or your designee will have discretion and authority to vote or refrain from voting for such nominee.

Proposal 1 — Election of Directors

Election of Linda K. Massman — Continuing in office — Term expiring 2022

The Nominating and Corporate Governance Committee has recommended and the Board has nominated Ms. Massman for re-election to the Company’s Board. Certain information about Ms. Massman is set forth below.

LINDA K. MASSMAN was elected to the TreeHouse Board of Directors on July 28, 2016. Ms. Massman serves as the President and Chief Executive Officer of Clearwater Paper Corporation where she has been in position since 2013. Previously, Ms. Massman served as the company’s President and Chief Operating Officer from 2011 to 2013. Prior to that, Ms. Massman served as the company’s Chief Financial Officer from 2008 to 2011. Before joining Clearwater Paper, Ms. Massman served as group vice president of finance and corporate planning for SUPERVALU Inc., following its acquisition of Albertson’s Inc, where she served in a similar capacity. Prior to that, Ms. Massman was a business strategy consultant for Accenture. Ms. Massman serves on the Board of Directors of Clearwater Paper Corporation. In 2016, she was elected as the first vice chairwoman for the American Forest & Paper Association, and in 2017, she was the chairwoman for the American Forest & Paper Association. She earned her Bachelor of Business Administration in finance from the University of North Dakota and holds an M.B.A. from Harvard Business School. Ms. Massman is the Chairman of the Audit Committee of our Board of Directors.

Ms. Massman’s experience as a CEO, COO and CFO of a company with extensive private label offerings in paper products provides the Board with an experience-based understanding of key private label customers. In addition, Ms. Massman’s experience in corporate planning, capital structure optimization and transactional structuring provides great benefit to the Board and Company as it considers acquisitions and business integration.

Election of Gary D. Smith — Continuing in office — Term expiring 2022

The Nominating and Corporate Governance Committee has recommended and the Board has nominated Mr. Smith for re-election to the Company’s Board. Certain information about Mr. Smith is set forth below.

GARY D. SMITH has served as a Director since June 2005 and as Chairman of the Board since July 1, 2018. Since 2005, Mr. Smith has been a Founding Managing Director of Encore Consumer Capital. From April 1995 to December 2004, Mr. Smith served as Senior Vice President - Marketing of Safeway, Inc. In addition, Mr. Smith held various management positions at Safeway, Inc. from 1961 to 1995. In addition to our Board, Mr. Smith currently serves on or has previously served on the boards of directors of AgriWise, Inc., Altierre Corporation, Philly’s Famous Water Ice, Inc., The Winery Exchange, Inc., Supply Chain Systems Ltd., FreshKO Produce Services, Inc., Aidell’s Sausage Company, Inc., Mesa Foods, Inc., Brownie Brittle, LLC, Fantasy Cookie Company, Pint Size Distribution Co., Slingshot Power, and Pure Red, LLC.

Mr. Smith is an experienced business leader with skills that make him a valuable asset in his role as Chairman of the Board. Mr. Smith’s deep understanding of the grocery channel and experience as an acquirer and investor in businesses adds significantly to acquisitions and customer insight.

Election of Jason J. Tyler — Proposed for Election — Term expiring 2022

The Nominating and Corporate Governance Committee has recommended and the Board has nominated Mr. Tyler for election to the Company’s Board. Certain information about Mr. Tyler is set forth below.

JASON J. TYLER is proposed for election for a term expiring in 2022. Mr. Tyler currently serves as Executive Vice President and Chief Financial Officer of Northern Trust's Wealth Management business. His prior roles include serving as Global Head of Corporate Strategy for the Company and Global Head of the Institutional Group at Northern Trust Asset Management.

Mr. Tyler joined Northern Trust from Ariel Investments, where he served as Senior Vice President and Director of Research Operations. Previously, he served in various leadership roles at Bank One/American National Bank.

Mr. Tyler earned an MBA from University of Chicago Booth School of Business and an A.B. from Princeton University. He is a Director of the University of Chicago Laboratory Schools, Advance Illinois, Northwestern Memorial Healthcare Foundation, The Becker Friedman Institute, and the Joffrey Ballet where he formerly served as Chairman.

Mr. Tyler’s involvement with institutional investors and financial markets provides the Board a deep understanding of capital market dynamics. Additionally, with his experience in financial management, strategy, and planning matters, Mr. Tyler brings considerable execution experience.

RECOMMENDATION:
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL
DIRECTOR NOMINEES TO SERVE ON THE COMPANY’S BOARD
PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH
DIRECTOR NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

Deloitte & Touche LLP audited our financial statements for fiscal year 2018 and has been selected by the Audit Committee of our Board to audit our financial statements for fiscal year 2019. A representative of Deloitte & Touche LLP will attend the Meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our By-laws. However, our Board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm if they determine such a change would be in the best interests of the Company and the Company’s stockholders.

The affirmative vote of a majority of the votes cast is required to approve this Proposal 2.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered in fiscal years 2017 and 2018, see “Fees Billed by Independent Registered Public Accounting Firm” on page 56 in this Proxy Statement.

RECOMMENDATION:
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE RATIFICATION OF THE
SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS
STOCKHOLDERS SPECIFY A CONTRARY VOTE.

CORPORATE GOVERNANCE

Current Board Members

The members of the Board on the date of this Proxy Statement, and their roles and the committees of the Board on which they serve, are identified below:

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
George V. Bayly	—	*	**
Linda K. Massman	—	**	—
Steven Oakland	—	—	—
Dennis F. O’Brien	*	—	*
Frank J. O’Connell	*	*	—
Matthew E. Rubel	—	*	—
Ann M. Sardini	**	—	*
Gary D. Smith	—	—	—
Jean E. Spence	—	—	—
David B. Vermylen	—	—	—

*	Member

**	Chairman

Corporate Governance Guidelines and Code of Ethics

We are committed to high standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically and in accordance with our Code of Ethics. All of the Company’s corporate governance materials, including the Corporate Governance Guidelines, committee charters, and the Code of Ethics are published on the Company’s website at www.treehousefoods.com in the investor relations information section and are also available upon request from the Corporate Secretary. The Nominating and Corporate Governance Committee and the Board regularly review corporate governance developments and modify the Company’s corporate governance materials from time to time. We will post any modifications of our corporate governance materials, including our Code of Ethics, on our website. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.

Director Independence

Except as may otherwise be permitted by NYSE rules, our Corporate Governance Guidelines provide that a majority of the members of the Board shall be independent directors. To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual and (2) in the Board’s judgment (based on all relevant facts and circumstances), the director does not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

The Board determined that (i) Messrs. Bayly, O’Brien, O’Connell, Rubel and Smith and Ms. Massman, Ms. Sardini, and Ms. Spence have no direct or indirect material relationships with management, and that they satisfy the NYSE’s independence guidelines and are independent and (ii) that Messrs. Oakland and Vermylen are not independent. Mr. Vermylen became a senior consultant with the Company in July 2011 and in accordance with his consulting agreement, was paid $300,000 annually through February 2019. The consulting agreement has expired. As a result of the consulting agreement with Mr. Vermylen and the related payments, the Company has concluded that Mr. Vermylen is not an independent director at this time.

All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors and our Compensation Committee members meet the enhanced independence requirements for Compensation Committee members under the NYSE’s listing standards. The Board has determined that all of the members of our Audit Committee also satisfy the SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

Nomination of Directors

The Board is responsible for approving candidates for Board membership and has delegated the process of screening and recruiting potential director nominees to the Nominating and Corporate Governance Committee in consultation with the Chairman of the Board and Chief Executive Officer. The Nominating and Corporate Governance Committee seeks candidates who have a reputation for integrity, honesty, and adherence to high ethical standards and who have demonstrated business acumen, experience, and an ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills, and viewpoint as well as traditional diversity concepts such as race and gender. When the Nominating and Corporate Governance Committee reviews a candidate for Board membership, the Nominating and Corporate Governance Committee looks specifically at the candidate’s background and qualifications in light of the needs of the Board and the Company at that time, given the then-current composition of the Board. The aim is to assemble a Board that provides a significant breadth of experience, knowledge, and abilities that assist the Board in fulfilling its responsibilities. The current members of the Board hold or have held senior executive positions in large, complex organizations and have operating experience that meets this objective. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies and have an understanding of corporate governance practices and trends. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise.

The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including current Board members and stockholders (see “Stockholder Proposals for 2020 Annual Meeting of Stockholders” for further details). It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. Once a potential director candidate has been identified, including through the recommendation of a stockholder in accordance with the procedures set forth in our By-laws, the Nominating and Corporate Governance Committee evaluates the candidate according to the factors described above.

BOARD LEADERSHIP STRUCTURE

Board Chairman Role

The Board has historically combined the role of Chairman and Chief Executive Officer with Sam K. Reed serving in both capacities until his retirement from the role of Chief Executive Officer on March 26, 2018. Mr. Reed continued serving as Chairman through July 1, 2018 for continuity of leadership and strategic oversight. In the event the Chairman of the Board is not an independent director, the Corporate Governance Guidelines provide that the Board will elect a Lead Independent Director to, among other things, preside at executive sessions of the Board and act as a liaison between the non-management members of the Board and the CEO. Mr. O’Brien served as the Lead Independent Director through July 1, 2018.

In connection with the retirement of Mr. Reed from the Board, the Board determined that the appropriate leadership structure for the Board was to separate the roles of Chairman and CEO, and to appoint an independent director to serve as Chairman of the Board. Accordingly, the Board appointed Mr. Smith, to serve as Chairman of the Board, effective July 1, 2018, upon the conclusion of Mr. Reed’s tenure as Chairman.

In his capacity as Chairman, Mr. Smith’s duties entail:
•Approving the Board meeting agendas;
•Conducting and presiding at executive sessions of the Board;

•	Serving as a liaison to and acting as a regular communication channel between the non-management members of the Board and the Chief Executive Officer of the Company; and

•	Consulting with the Chief Executive Officer about the concerns of the Board.

We do not have a formal policy that requires the Chief Executive Officer and Chairman of the Board roles to be separated, and the Board, in its discretion, may subsequently decide to change our leadership structure.

Board Self-Assessments

Our directors undergo an annual Board self-evaluation to determine whether the Board and its committees are functioning effectively. As part of the self-evaluation process, directors provide feedback evaluating Board and Committee effectiveness on multiple criteria. The Nominating and Corporate Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. Each committee also conducts a self-evaluation and reports its assessment of effectiveness to the Board. The assessments are discussed with the full Board each year.

The Board’s Role in Risk Oversight

Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management are undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. For example, our Vice President & Chief Audit Executive reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board after meeting with our Vice President & Chief Audit Executive and our independent auditor, Deloitte & Touche LLP. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation. Each committee regularly reports to the Board.

Meetings of the Board of Directors

The Board met nine (9) times during 2018. Each of the directors participated in over 95% of the meetings of the Board and committees that took place while such person was a member of the Board and the applicable committee. Members of the Board are expected to attend each meeting, as set forth in the Company’s Corporate Governance Guidelines. It is the Board’s policy that all of our directors attend the Annual Meeting of Stockholders, absent exceptional cause. Each of the directors attended the Annual Meeting of Stockholders in 2018. The non-management directors of the Company meet regularly (at least quarterly) in executive sessions of the Board without management present.

The Board has established standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Board determines the membership of each of these committees from time to time, and only outside, independent directors serve on these committees.

COMMITTEE MEETINGS/ROLE OF COMMITTEES

Audit Committee:    The Audit Committee held ten (10) meetings during 2018. The Audit Committee presently consists of Ms. Massman and Messrs. Bayly, O’Connell and Rubel. The Audit Committee operates pursuant to a written charter and is composed entirely of independent directors, in accordance with the NYSE listing standards and SEC rules. In addition, the Board has determined that Ms. Massman and Messrs. Bayly, O’Connell and Rubel are each qualified as an audit committee financial expert within the meaning of SEC regulations, and the Board has determined that each of them has accounting and related financial management expertise as required by the listing standards of the NYSE. The Audit Committee reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Deloitte & Touche LLP’s integrity, controls and processes to ensure Deloitte & Touche LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services, external data on audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor. The Audit Committee also, among other duties, monitors the effectiveness of the audit process and financial reporting and inquiries into the adequacy of financial and operating controls. The report of the Audit Committee is set forth later in this Proxy Statement.

Nominating and Corporate Governance Committee:    The Nominating and Corporate Governance Committee held six (6) meetings in 2018. The Nominating and Corporate Governance Committee presently consists of Messrs. Bayly and O'Brien and Ms. Sardini. The Nominating and Corporate Governance Committee is composed entirely of independent directors and operates pursuant to a written charter. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Governance Committee will consider nominees who are recommended by stockholders, provided such recommendations are made in accordance with the nominating procedures set forth in the Company’s By-laws. The report of the Nominating and Corporate Governance Committee is set forth later in this Proxy Statement.

Compensation Committee:    The Compensation Committee held nine (9) meetings in 2018. The Compensation Committee presently consists of Ms. Sardini and Messrs. O’Brien and O'Connell. The Compensation Committee operates pursuant to a written charter and is composed entirely of independent directors. The Compensation Committee reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the TreeHouse Foods, Inc. Equity and Incentive Plan. The Compensation Committee (i) reviews the design and costs associated with the Company’s general compensation and benefits and policies programs and (ii) recommends the director compensation programs to the Board.  The Company’s tax-qualified retirement and health and welfare plans are administered by the TreeHouse Foods, Inc. Employee Benefits Administrative Committee and TreeHouse Foods, Inc. Employee Benefits Investment Committee as set forth in the applicable plan and program documents.  The report of the Compensation Committee is set forth later in this Proxy Statement.

Role of Compensation Consultants

The Compensation Committee has elected to engage Meridian Compensation Partners, LLC (“Meridian”) as the Compensation Committee’s on-going independent executive compensation consultant. Meridian does not provide consulting services to the Company other than the services provided directly to the Compensation Committee. Meridian provides a review of the competitiveness and appropriateness of all elements of compensation for the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company other than the Chief Executive Officer and Chief Financial Officer (collectively, the “Named Executive Officers” or “NEOs”) and advice on new and existing executive compensation programs and other related matters.

At the Compensation Committee’s direction, management provides all executive compensation materials to the independent consultant and discusses all such materials and recommendations with the independent consultant. The independent consultant considers the information and provides independent data to the Compensation Committee to facilitate its decision-making process. The independent consultant regularly meets with the Compensation Committee in executive sessions without members of management present.

The Compensation Committee has reviewed the independence of Meridian in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

STOCK OWNERSHIP

Holdings of Management

The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 816,103 shares of Common Stock or approximately 1.5% of the 55,988,922 outstanding shares of Common Stock as of February 25, 2019 (see “Security Ownership of Certain Beneficial Owners and Management”). Such officers and directors have indicated an intention to vote in favor of each Proposal.

Our anti-hedging policy is disclosed on our website under “Investor Relations”, “Governance Documents” and “Insider Trading Policy.” The Insider Trading Policy makes it clear that Section 16 persons (TreeHouse Foods, Inc. executive officers and Board of Directors) may not engage in short sales and “may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.” We also prohibit holding Company stock in a margin account or pledging Company securities as collateral for a loan. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on February 25, 2019, certain information with respect to the beneficial ownership of common stock beneficially owned by (i) each director of the Company, (ii) the NEOs, (iii) all executive officers and directors as a group, and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than five percent (5%) of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. The address of the directors and officers listed below is c/o TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523. The percentage calculations set forth in the table below are based on the number of shares of stock outstanding as of February 25, 2019, rather than the percentages set forth in the stockholders’ filings with the SEC.

Name of Beneficial Owner	Common Stock Beneficially Owned (#)		Percent of Class (1) (%)
Directors and Named Executive Officers:
Steven Oakland	21,157	(2)	*
Gary D. Smith	29,990	(3)	*
George V. Bayly	28,190	(4)	*
Linda K. Massman	8,240	(5)	*
Dennis F. O’Brien	23,890	(6)	*
Frank J. O’Connell	26,490	(7)	*
Matthew E. Rubel	5,200	(8)	*
Ann M. Sardini	17,850	(9)	*
Jean E. Spence	10	(10)	*
David B. Vermylen	181,991	(11)	*
Matthew J. Foulston	34,017	(12)	*
Thomas E. O’Neill	246,973	(13)	*
Erik T. Kahler	99,845	(14)	*
Lori G. Roberts	26,900	(15)	*
Maurice Alkemade	6,757	(16)	*
All directors and executive officers as a group (20 persons)	816,103	(17)	1.5%
5% Beneficial Stockholders:
T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc.	9,741,207	(18)	17.4%
The Vanguard Group	5,346,424	(19)	9.5%
BlackRock, Inc.	4,864,581	(20)	8.7%
FMR, LLC	4,264,925	(21)	7.6%
Champlain Investment Partners, LLC	3,483,025	(22)	6.2%

Except as otherwise noted, the directors and executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(1)	An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock outstanding at February 25, 2019.

(2)	Includes 21,157 restricted stock units vesting within 60 days of February 25, 2019.

(3)
Includes 2,000 shares directly held, 4,370 restricted stock units vesting within 60 days of February 25, 2019, and 23,620 vested restricted stock units, deferred until termination of service from the Board.

(4)
Includes 2,230 shares directly held, 4,370 restricted stock units vesting within 60 days of February 25, 2019, and 21,590 vested restricted stock units, deferred until termination of service from the Board.

(5)	Includes 3,870 shares directly held and 4,370 restricted stock units vesting within 60 days of February 25, 2019.

(6)
Includes 9,960 shares directly held, 4,370 restricted stock units vesting within 60 days of February 25, 2019, and 9,560 vested restricted stock units, deferred until termination of service from the Board.

(7)
Includes 2,800 shares directly held, 4,370 restricted stock units vesting within 60 days of February 25, 2019, and 19,320 vested restricted stock units, deferred until termination of service from the Board.

(8)	Includes 5,200 restricted stock units vesting within 60 days of February 25, 2019.

(9)
Includes 9,780 shares directly held, 4,370 restricted stock units vesting within 60 days of February 25, 2019, and 3,700 vested restricted stock units, deferred until termination of service from the Board.

(10)	Includes 10 shares directly held.

(11)
Includes 19,750 shares of Common Stock issuable under options currently exercisable, or becoming exercisable, within 60 days of February 25, 2019, 4,370 restricted stock units vesting within 60 days of February 25, 2019, 13,610 vested restricted stock units, deferred until termination of service from the Board, and 113,671 shares jointly held in family trusts. This amount also includes 30,590 shares directly held.

(12)
Includes 21,807 shares of Common Stock issuable under options currently exercisable, or becoming exercisable, within 60 days of February 25, 2019, 7,590 restricted stock units vesting within 60 days of February 25, 2019, and 4,620 shares directly held.

(13)
Includes 110,570 shares of Common Stock issuable under options currently exercisable, or becoming exercisable, within 60 days of February 25, 2019, 6,183 restricted stock units vesting within 60 days of February 25, 2019, and 130,220 shares directly held.

(14)
Includes 64,107 shares of Common Stock issuable under options currently exercisable, or becoming exercisable, within 60 days of February 25, 2019, 7,373 restricted stock units vesting within 60 days of February 25, 2019, and 28,365 shares directly held.

(15)
Includes 20,757 shares of Common Stock issuable under options currently exercisable, or becoming exercisable, within 60 days of February 25, 2019, 3,373 restricted stock units vesting within 60 days of February 25, 2019, and 2,770 shares directly held.

(16)
Includes 4,040 shares of Common Stock issuable under options currently exercisable, or becoming exercisable, within 60 days of February 25, 2019 and 2,717 restricted stock units vesting within 60 days of February 25, 2019.

(17)	This group includes, in addition to those individuals named in the table, Messrs. Braun, General, Wilkins, and Fleming and Ms. Schmelter.

(18)
We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. that (i) T. Rowe Price Associates, Inc. beneficially owns 9,741,207 shares of our Common Stock; (ii) T. Rowe Price Associates, Inc. has (A) sole voting power as to 3,079,026 shares, (B) no shared voting power, (C) sole dispositive power as to 9,741,207 shares, and (D) no shared dispositive power; (iii) T. Rowe Price Mid-Cap Growth Fund, Inc. is the beneficial owner of 3,512,800 shares of our Common Stock; and (iv) T. Rowe Price Mid-Cap Growth Fund, Inc. has (A) sole voting power as to 3,512,800 shares, (B) no shared voting power, (C) no sole dispositive power and (D) no shared dispositive power. The principal business address of each of T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(19)
We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 13, 2019 by The Vanguard Group (“Vanguard”) that (i) Vanguard is the beneficial owner of 5,346,424 shares of our Common Stock; (ii) Vanguard has (A) sole voting power as to 26,092 shares, (B) shared voting power as to 9,102 shares, (C) sole dispositive power as to 5,316,255 shares and (D) shared dispositive power as to 30,169 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(20)
We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock, Inc. that (i) BlackRock, Inc. beneficially owns 4,864,581 shares of our Common Stock; and (ii) BlackRock, Inc. has (A) sole voting power as to 4,634,508 shares, (B) no shared voting power, (C) sole dispositive power as to 4,864,581 shares, and (D) no shared dispositive power. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(21)
We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 13, 2019 by FMR LLC (“FMR”) that (i) FMR is the beneficial owner of 4,264,925 shares of our Common Stock; (ii) FMR has (A) sole voting power as to 745,818 shares, (B) no shared voting power, (C) sole dispositive power as to 4,264,925 shares and (D) no shared dispositive power. The principal address of FMR is 245 Summer Street, Boston, MA 02210.

(22)
We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 13, 2019 by Champlain Investment Partners, LLC (“Champlain”) that (i) Champlain is the beneficial owner of 3,483,025 shares of our Common Stock; (ii) Champlain has (A) sole voting power as to 2,848,375 shares, (B) no shared voting power, (C) sole dispositive power as to 3,483,025 shares and (D) no shared dispositive power. The principal address of Champlain is 180 Battery Street, Burlington, Vermont 05401.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports.  Based on the Company’s review of the copies of these reports received by it, and written representations, if any, received from Reporting Persons with respect to such filings, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2018, except with respect to two Form 4's for Mr. Kahler (each reporting two transactions), two Form 4's for Mr. Alkemade and Mr. Oakland (each reporting one transaction), one Form 4 for Ms. Roberts, Mr. Bayly, Mr. O'Brien, Mr. O'Connell, Mr. Smith, and Mr. Vermylen (each reporting one transaction), one Form 4 for Mr. O'Neill, Mr. Foulston, Mr. Reed, Ms. Massman, Mr. Rubel, and Ms. Sardini (each reporting two transactions), and one Form 3 for Mr. Rubel, due to inadvertent administrative errors by the Company.

DIRECTORS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s directors, director nominees and executive officers. In addition, biographies of the Company’s directors, director nominees and officers are also provided below, with the exception of Ms. Massman, Mr. Smith, and Mr. Tyler whose biographies are set forth in “Proposal 1 — Election of Directors” in this Proxy Statement.

Name	Age	Position
Steven Oakland	57(c)	Chief Executive Officer, President, and Director
Gary D. Smith	76(a)	Chairman of the Board
George V. Bayly	76(d)	Director
Linda K. Massman	52(a)	Director
Dennis F. O’Brien	61(b)	Director
Frank J. O’Connell	75(c)	Director
Matthew E. Rubel	61(c)	Director
Ann M. Sardini	69(b)	Director
Jean E. Spence	61(b)	Director
Jason J. Tyler	46(a)	Director Nominee
David B. Vermylen	68(c)	Director, Former President and Chief Operating Officer
Matthew J. Foulston	54	Executive Vice President and Chief Financial Officer
Thomas E. O’Neill	63	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
Maurice “Moe” Alkemade	51	Senior Vice President, Division President, Beverages
Clifford "Shay" Braun	51	Senior Vice President, Chief Operations Officer
Mark A. Fleming	48	Senior Vice President, Division President, Baked Goods
Dean T. General	52	Senior Vice President, Chief Commercial Officer
Lori G. Roberts	58	Senior Vice President, Chief Human Resources Officer
Catherine "Triona" Schmelter	49	Senior Vice President, Division President, Meal Solutions
Christopher C. Wilkins	47	Senior Vice President, Division President, Snacks

(a)
Ms. Massman and Mr. Smith comprise a class of directors who are nominated for re-election at the Meeting. Mr. Tyler is a member of the same class of directors who is nominated for election at the Meeting.

(b)	Mr. O’Brien, Ms. Sardini, and Ms. Spence comprise a class of directors whose terms expire in 2020.

(c)	Messrs. Oakland, O’Connell, Rubel, and Vermylen comprise a class of directors whose terms expire in 2021.

(d)	Mr. Bayly's term expires in 2019 and he is not standing for re-election.

Current Directors

GEORGE V. BAYLY has served as a Director since June 2005. Mr. Bayly currently serves as principal of Whitehall Investors, LLC, a consulting and venture capital firm, having served in that role since August 2008. Mr. Bayly served as Chairman and Chief Executive Officer of Altivity Packaging LLC, a maker of consumer packaging products and services, from September 2006 to March 2008. He also served as CEO and Co-Chairman of U.S. Can Corporation from 2003 to 2006 and Chief Executive Officer in 2005. In addition, from January 1991 to December 2002, Mr. Bayly served as Chairman, President and Chief Executive Officer of Ivex Packaging Corporation. From 1987 to 1991, Mr. Bayly served as Chairman, President and Chief Executive Officer of Olympic Packaging, Inc. Mr. Bayly also held various management positions with Packaging Corporation of America from 1973 to 1987. Prior to joining Packaging Corporation of America, Mr. Bayly served as a Lieutenant Commander in the United States Navy. In addition to our Board, Mr. Bayly currently serves on the board of directors of ACCO Brands Corporation, Multi-Packaging Solutions Limited and Miami University’s Farmel School of Business and is a member of a five-person roundtable at Madison Dearborn Partners. Mr. Bayly formerly served on the boards of directors of Huhtamaki Oyj, General Binding Corporation, Packaging Dynamics, Inc., U.S. Can Corporation, Ryt-Way Industries, Inc., Altivity Packaging LLC and Graphic Packaging Holding Company. Mr. Bayly holds a B.S. from Miami University and an M.B.A from Northwestern University. Mr. Bayly is a member of the Audit Committee and is Chairman of the Nominating & Corporate Governance Committee of our Board.

As a former executive of numerous large companies and a principal of a consulting and venture capital firm, Mr. Bayly has a broad understanding of the operational, financial and strategic issues facing public and private companies.

STEVEN OAKLAND has served as a Director since March 2, 2018 and was appointed to serve as our Chief Executive Officer and President, effective March 26, 2018. Mr. Oakland has served as Vice Chair and President, U.S. Food and Beverage of The J.M. Smucker Company (“Smucker’s”) (NYSE: SJM), a manufacturer of branded food products, since May 2016. He previously served as President, Coffee and Foodservice of Smucker’s from April 2015 to April 2016; President, International Food Service of Smucker’s from May 2011 to March 2015; and President, U.S. Retail-Smucker’s Jif, and Hungry Jack from August 2008 to May 2011. Mr. Oakland has spent most of his career at Smucker’s, serving in increasingly senior positions, including General Manager of Smucker’s Canadian operations from 1995 to 1999. Mr. Oakland currently serves on the board of directors of Foot Locker, Inc. (NYSE: FL), an athletic footwear and apparel retailer, Foster Farms, a privately held poultry company, and MTD Products Corporation, a privately-held outdoor products manufacturer. Mr. Oakland earned his B.A in Marketing and Economics from the University of Mount Union.

As a currently active food and beverage executive, Mr. Oakland brings an understanding of the rapidly-changing consumer demands across the food and beverage industry and has in-depth knowledge of the manufacturer and retailer strategies for both brands and private label to address these changing demands. In addition, Mr. Oakland understands large scale M&A and the associated integration and operational priorities, and has significant public and private board of directors experience across both manufacturing and retailing.

DENNIS F. O’BRIEN has served as a Director since August 2009. Mr. O’Brien is a partner of Gryphon Investors, Inc., a private equity firm, a position he has held since April 2008. Prior to joining Gryphon, Mr. O’Brien was the Chief Executive Officer of Penta Water Company, Inc., a maker of bottled water, from April 2007 to April 2008. On October 5, 2009, Penta Water Company, Inc. filed for bankruptcy under Chapter 11. Mr. O’Brien held a series of executive positions with ConAgra Foods, Inc., including President and Chief Operating Officer, Retail Products from 2004 to 2006, President and Chief Operating Officer, Grocery Foods from 2002 through 2004, Executive Vice President, Grocery Foods from 2001 to 2002 and President, ConAgra Store Brands from 2000 through 2001. In addition, Mr. O’Brien previously held executive and marketing positions at Armstrong World Industries, Campbell’s Soup Company, Nestle S.A. and Procter & Gamble. Mr. O’Brien holds a B.S. in marketing from the University of Connecticut. Mr. O’Brien previously sat on the audit committee of Senomyx, Inc. Mr. O’Brien is a member of the Compensation and Nominating & Corporate Governance Committees of our Board.

Mr. O’Brien provides insight and perspective on strategic, marketing and food industry matters stemming in part from his significant food industry experience.

FRANK J. O'CONNELL has served as a Director since June 2005. Mr. O’Connell currently serves as the General Partner of the Quincy Investment Pools LP, is a co-founder of Tuckerman Capital, a private equity firm, and is Chairman of the Board of King Arthur Flour. Mr. O’Connell previously served as a senior partner of The Parthenon Group from June 2004 until May 2012. From November 2000 to June 2002, Mr. O’Connell served as President and Chief Executive Officer of Indian Motorcycle Corporation. From June 2002 to May 2004, Mr. O’Connell served as Chairman of Indian Motorcycle Corporation. Prior to Indian Motorcycle Corporation, from 1996 to 2000, Mr. O’Connell served as Chairman, President and Chief Executive Officer of Gibson Greetings, Inc. From 1991 to 1995, Mr. O’Connell served as President and Chief Operating Officer of Skybox International. Mr. O’Connell has previously served as President of Reebok Brands, North America, President of HBO Video and Senior Vice President of Mattel’s Electronics Division. Mr. O’Connell is the Non-Executive Chairman of Schylling Inc., a private company. Mr. O’Connell holds a B.A. and an M.B.A. from Cornell University. Mr. O’Connell is a member of the Audit and Compensation Committees of our Board.

As an experienced financial and operational leader with companies in a variety of industries, Mr. O’Connell brings a broad understanding of the operating priorities in the CPG sector both in high growth and turnaround situations while bringing an in-depth knowledge of the food industry to the board. Mr. O’Connell is very current regarding the shifting channels in the food industry, including e-commerce, the impact of Millennials, and is known as a strategy and consumer behavior expert. Mr. O’Connell’s experience leading organic and acquisition growth initiatives and as a strategic consultant to many companies has contributed significantly to our strategic approach to acquisitions and integration.

MATTHEW E. RUBEL was elected as a Director on February 21, 2018. Mr. Rubel most recently served as the Chief Executive Officer of Varsity Brands.  He currently serves as Executive Chairman of the Board at KidKraft, Inc. and as the Lead Independent Director of The Joint Corporation.  He is also an Independent Director at Hudson's Bay Company. In 2010, Mr. Rubel became a Presidential Appointee to the White House Advisory Council on Trade Policy Negotiation. Mr. Rubel is the Chairman of MidOcean Partners Private Equity Consumer Group.

Mr. Rubel has extensive private equity, as well as executive experience. He has served as a Senior Advisor to both TPG Capital, L.P. and TPG Growth, as well as Roark Capital Group. Prior to his advisory roles, Mr. Rubel served as Chief Executive Officer and President of Collective Brands, Inc. from 2005 to 2011, including his time as Chairman, Chief Executive Officer, and President of Payless Inc. which saw the acquisition of brands including Sperry Topsider, Saucony, Stride Rite and Keds. From February 1999 to July 2005, he served as the Chairman, Chief Executive Officer and President of Cole Haan. Mr. Rubel has been an executive and director of numerous multi-national retail and consumer branded companies, including Supervalu from 2010 to 2016 and HSNi from 2012 to 2017.

Mr. Rubel earned his B.S. in journalism from Ohio University and holds an M.B.A. from the University of Miami. Mr. Rubel is a member of the Audit Committee of our Board.

An experienced transformational Chairman, CEO and Board member across many categories in the retail and consumer products space, inclusive of food. Mr. Rubel has broad and deep understanding of consumer markets, building leadership teams, and the shifting channels of consumer demand.  He has built multi-unit businesses domestically and internationally and has a clear record of success in turnarounds. His strategic and financial acumen have been used in retail, business to consumer, and in business to business environments.  He has chaired and been a member of Search and Special Acquisition Committees, Compensation, Governance and Audit committees.

ANN M. SARDINI has served as a Director since May 2008. Ms. Sardini is currently an independent advisor and consultant to early and mid-stage companies and private equity firms through In Progress Advisors, which she founded in 2013 to provide client companies with strategic and practical guidance in crafting successful growth, M&A, capital structuring and exit strategies.  From April 2001 to June 2012, Ms. Sardini served as the Chief Financial Officer of Weight Watchers International, Inc. From September 1999 to December 2001, she served as Chief Financial Officer of Vitamin Shoppe.com, Inc., a seller of vitamins and nutritional supplements, and from March 1995 to August 1999, she served as Executive Vice President and Chief Financial Officer for the Children’s Television Workshop. In addition, Ms. Sardini previously held finance positions at QVC, Inc., Chris Craft Industries, and the National Broadcasting Company. In addition to our Board, Ms. Sardini currently serves on the board of directors, and chairs the audit committee, of Pier 1 Imports, Inc. (NYSE: PIR), a home goods retailer, and serves as chairperson of the board and of the Audit Committee of Ideal Protein, a subscription-based weight-loss company for doctors’ offices. Ms. Sardini also currently serves on the advisory boards of To The Market, PetTrax, and EverPlans. Previously, Ms. Sardini served on the boards of directors for Promise Project Fund for the City of New York, Weight Watchers Danone China Ltd., and Veneca Inc., and on the advisory board of Learnvest.com. Ms. Sardini holds a B.A. from Boston College and an M.B.A from Simmons College Graduate School of Management. Ms. Sardini is the Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of our Board.

Ms. Sardini is a seasoned financial expert and transformation leader with over 20 years of experience in senior financial management positions in branded media and consumer products and services companies, ranging in scope from multi-national to early stage start-up companies. She currently consults with companies and investors on business, strategic and operational matters. She provides independent guidance to the Board on a wide variety of general corporate and strategic matters based on her extensive executive experience, her financial experience as chief financial officer of a public company, and her broad operating business background. She brings to the Board deep operational experience in the drivers of consumer behavior and evolving trends to the formulation of achievable growth objectives and executional strategies.

JEAN E. SPENCE, an independent consultant, has served as a Director since September 2018. Ms. Spence was formerly Executive Vice President of Research, Development, & Quality at Mondelēz International, Inc., a global leader in biscuits, chocolate, gum, candy and powdered beverages. Prior to the 2012 spin-off transaction to form Mondelēz, Ms. Spence served in the same capacity at parent company Kraft Foods, Inc. where she was responsible for research and development which included new product innovation, improving quality and food safety on a worldwide basis, coordinating global compliance programs, scientific relations, regulatory relations, microbiology, and auditing. She has represented the food industry on the Department of Homeland Security Advisory Council, and Kraft on the International Life Sciences Institute and Junior Achievement of Chicago Boards. Ms. Spence serves on the Supervisory Board of GEA Group AG and is Chair of the Clarkson University Board of Trustees. Ms. Spence earned a B.S. in Chemical Engineering from Clarkson University and a Master’s in Chemical Engineering from Manhattan College.

Ms. Spence brings deep expertise in innovation, food safety and product quality to the Board, as well as insight into regulatory and consumer trends.  Her broad management and operational experience in global enterprises provides significant industry acumen.

DAVID B. VERMYLEN has served as a Director since August 2009. Mr. Vermylen was Senior Advisor to TreeHouse from July 2011 to February 2019. Mr. Vermylen held the positions of President and Chief Operating Officer for TreeHouse from January 2005 to July 2011. Prior to joining TreeHouse, Mr. Vermylen was a principal in TreeHouse, LLC, an entity unrelated to the Company that was formed to pursue investment opportunities in consumer packaged goods businesses. From March 2001 to October 2002, Mr. Vermylen served as President and Chief Executive Officer of Keebler Foods, a division of Kellogg Company. Prior to becoming Chief Executive Officer of Keebler, Mr. Vermylen served as the President of Keebler Brands from January 1996 to February 2001. Mr. Vermylen served as the Chairman, President and Chief Executive Officer of Brother’s Gourmet Coffee, and Vice President of Marketing and Development and later President and Chief Executive Officer of Mother’s Cake and Cookie Co. His prior experience also includes three years with the Fobes Group and 14 years with General Foods Corporation where he served in various marketing positions. In addition to our Board, Mr. Vermylen currently serves on or has previously served on the boards of directors of Aeropostale, Inc., Birds Eye Foods, Inc. and Brownie Brittle LLC. Mr. Vermylen holds a B.A. from Georgetown University and an M.B.A. from New York University.

Mr. Vermylen has a deep understanding of the Company, and he brings insight and knowledge from his executive experience at other companies in the food industry and service on public company boards.

Executive Officers

Matthew J. Foulston is our Executive Vice President and Chief Financial Officer. Mr. Foulston joined TreeHouse in December 2016. Prior to joining TreeHouse, Mr. Foulston was the Chief Financial Officer at Compass Minerals International Inc. from December 2014 to December 2016. During his tenure at Compass, he was responsible for accounting, financial planning and reporting, tax, internal audit, capital investment management and investor relations. Additionally, he was a board member of Produquimica S.A. Prior to joining Compass Minerals, Mr. Foulston was Senior Vice President of Operations and Corporate Finance at Navistar International and Vice President and Chief Financial Officer at Navistar Truck. He previously held senior leadership positions at Mazda North America and Ford Motor Company in Germany, the United Kingdom and the United States. Mr. Foulston earned his Bachelor of Science degree with honors in Economics from Loughborough University in Leicestershire, United Kingdom.

Thomas E. O’Neill is our Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary. From January 27, 2005 to July 1, 2011, Mr. O’Neill was Senior Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary of the Company. Prior to joining TreeHouse, Mr. O’Neill was a principal in TreeHouse, LLC, an entity unrelated to the Company that was formed to pursue investment opportunities in consumer packaged goods businesses. From February 2000 to March 2001, he served as Senior Vice President, Secretary and General Counsel of Keebler Foods Company. He previously served at Keebler as Vice President, Secretary and General Counsel from December 1996 to February 2000. Prior to joining Keebler, Mr. O’Neill served as Vice President and Division Counsel for the Worldwide Beverage Division of the Quaker Oats Company from December 1994 to December 1996; Vice President and Division Counsel of the Gatorade Worldwide Division of the Quaker Oats Company from 1991 to 1994; and Corporate Counsel at Quaker Oats from 1985 to 1991. Prior to joining Quaker Oats, Mr. O’Neill was an attorney at Winston & Strawn LLP. In 1991, Mr. O’Neill completed the Program for Management Development at Harvard Business School. Mr. O’Neill holds a B.A. and J.D. from the University of Notre Dame.

Maurice “Moe” Alkemade is our Senior Vice President, Division President, Beverages.  Mr. Alkemade joined TreeHouse in 2017 as Senior Vice President and Chief Strategy Officer, a role he held until December 2018.  Prior to joining TreeHouse, Mr. Alkemade was at Walgreens from 2009 where he was most recently Group Vice President of their Grocery, Beverage, Household and Seasonal Divisions.  Prior to that role, Mr. Alkemade was Group Vice President of Walgreens’ Owned Brand and Global Sourcing Division.  From 1994 to 2009, Mr. Alkemade was at Kraft Foods, where he held various senior leadership positions in finance, insights, sales and general management.  Mr. Alkemade has worked in Canada, U.S. and Asia. Mr. Alkemade graduated from Ryerson University in Toronto, Canada with a B.A. in Business Administration and Economics.

Clifford "Shay" Braun is our Senior Vice President, Chief Operations Officer. Mr. Braun joined TreeHouse in early 2016, just prior to the acquisition of the ConAgra Private Brands business. He has more than 27 years of experience in the food and beverage industry and is currently responsible for the Food Safety/Quality, Procurement, Engineering, Plant Operations, Distribution, Planning & Scheduling, Customer Support, and Continuous Improvement for TreeHouse. Mr. Braun is also the head sponsor of the TreeHouse 2020 program. He came to TreeHouse from Dean Foods where he held various positions, last serving as the head of the Supply Chain, which included managing 70+ plants and the Company’s $5 billion dairy procurement activities. Prior to Dean Foods, Mr. Braun held positions of increasing responsibility with Sara Lee Corporation (successor in interest to Earthgrains Co.) where he last served as Vice President of LEAN Productivity. Mr. Braun also held various operational positions with Interstate Brands Corporation and Frito-Lay North America, Inc. Mr. Braun earned his B.S. in Industrial Engineering from Oklahoma State University.

Mark A. Fleming is our Senior Vice President, Division President, Baked Goods. He has held this role since September 2018.  Prior to this, he served as the President of the Meals Division.  Mr. Fleming joined TreeHouse in February 2016 as the Vice President and General Manager, Retail Bakery, as part of the acquisition of ConAgra’s Private Brands business, a position he held since 2013. Prior to ConAgra, Mr. Fleming spent five years at Heinz, serving in several senior marketing roles including Vice President of Food Service Ketchup and Senior Director of SmartOnes frozen nutritional meals.  The early part of his professional career included a range of marketing roles at Kraft Foods and Reckitt Benckiser, where he managed brands such as A1 steak sauce, Honey Bunches of Oats cereal, and Lysol cleaning products.  Mr. Fleming earned his MBA from Duke University and his B.A. in Business Administration from Franklin and Marshall College.

Dean T. General is our Senior Vice President, Chief Commercial Officer.  Mr. General joined TreeHouse in 2019.  Prior to joining TreeHouse, Mr. General was at Newell Brands, Inc. from June 2016, where he was most recently Global Customer Development Lead and Head of Sales & Senior Vice President, Outdoor Recreation Division.  Prior to joining Newell, Mr. General was with Kraft Foods and Kraft Heinz, Inc. from December 1996, where he held various senior commercial roles.  Mr. General started his career at General Mills, where he worked from June 1988 to December 1996.  Mr. General earned his B.S. degree in

Commerce from Rider University and has completed the Executive Development program at Northwestern’s Kellogg School of Business.

Lori G. Roberts is our Senior Vice President, Chief Human Resources Officer. Ms. Roberts joined TreeHouse in January 2015. Prior to joining TreeHouse, Ms. Roberts was Vice President and Chief Human Resources Officer at TMK Ipsco, Inc. from May 2010 to March 2013. From February 2007 to December 2009, Ms. Roberts was Vice President Human Resources at Claymore Group, Inc. Ms. Roberts was not employed between March 2013 and December 2014. She previously held senior level human resources roles at Pliant Corporation, Wallace Computer Services, Inc. and Cummins Inc. Ms. Roberts holds a B.S. and an M.A. from Indiana University.

Catherine "Triona" Schmelter is our Senior Vice President, Division President, Meal Solutions. Ms. Schmelter joined TreeHouse in 2016. With over 20 years in the food industry, Ms. Schmelter continues to be passionate about meeting customer needs with high quality, delicious and nutritious foods. Prior to TreeHouse, she has held a variety of leadership roles at both Kraft Foods and General Mills.  During her decade at Kraft, she had roles of increasing responsibility in Marketing including Vice President, Meals.  Prior to Kraft Foods, Ms. Schmelter spent eight years at General Mills working primarily on the Cheerios and Yoplait businesses.  She started her career as a Certified Public Accountant with Arthur Anderson. Ms. Schmelter holds an MBA from Northwestern University’s J.L. Kellogg School of Business Management and a B.A  in Accounting and Art History from the University of Notre Dame.

Christopher C. Wilkins is our Senior Vice President, Division President, Snacks.  From 2017 to December 2018, Mr. Wilkins was President of the Baked Goods Division following the integration of ConAgra's Private Brands business into TreeHouse. He led the Private Brands business as a part of TreeHouse following its acquisition in 2016.  Prior to joining TreeHouse, Mr. Wilkins was with ConAgra Foods from 2007 until early 2016 where he led the entire Private Brands business along with the divestiture process.  Prior to ConAgra Foods, he held positions at Land O’Lakes, Inc. and The Pillsbury Company.  Mr. Wilkins holds a Bachelor’s degree in Economics from Wabash College, and a master’s degree in Business Administration from Indiana University’s Kelley School of Business.

Compensation Risk Assessment

Senior human resource executives of the Company and the Compensation Committee 's independent consultant, Meridian, have conducted a risk assessment of our employee compensation programs, including our executive compensation programs. The Compensation Committee and Meridian reviewed and discussed the findings of the assessment and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our Company’s overall business strategy and do not incentivize the Company’s executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In its discussions, the Compensation Committee considered the attributes of our programs in 2018, including:

•	The appropriate compensation mix between fixed (base salary) and variable (annual and long-term incentive (“LTI”)) pay opportunities;

•	The assessment of fixed, variable, and total direct compensation pay opportunities with market data and market practices for the NEOs;

•	The alignment of annual and LTI award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results;

•	Performance metrics that are tied to key Company measures of short and long-term performance;

•	The alignment of the timing of the achievement and realization of income from annual and LTI performance and payouts from these plans;

•	Stretch yet achievable performance targets in the annual and LTI plans; and

•	The mix of LTI vehicles that encourage value creation, retention, and stock price appreciation.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our NEOs, as identified below, during fiscal year 2018. This section also includes information regarding, among other things, the overall objectives of the compensation program and details each element of compensation provided.

Name	Position
Steven Oakland	Chief Executive Officer and President
Sam K. Reed	Former Chairman of the Board, Former President and Chief Executive Officer *
Matthew J. Foulston	Executive Vice President and Chief Financial Officer
Thomas E. O’Neill	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
Erik T. Kahler	Senior Vice President, Corporate Development
Lori G. Roberts	Senior Vice President, Chief Human Resources Officer
Maurice Alkemade	Senior Vice President, Division President, Beverages

*
As previously disclosed, Mr. Reed retired from his position as President and Chief Executive Officer, effective March 26, 2018, and as Chairman of the Board, effective July 1, 2018. The Board appointed Mr. Oakland to succeed Mr. Reed as President and Chief Executive Officer, effective March 26, 2018.

2018 CEO Transition

As previously disclosed, in March 2018, we transitioned our executive leadership from Mr. Reed to Mr. Oakland. The Board appointed Mr. Oakland to succeed Mr. Reed as President and Chief Executive Officer of the Company, effective March 26, 2018, and also appointed Mr. Oakland as a member of the Board on March 2, 2018. Mr. Oakland joined the Company with significant experience in the food manufacturing industry.

Mr. Oakland’s compensation package was subject to negotiation between Mr. Oakland and the Company and was reviewed by the Compensation Committee’s independent compensation consultant, Meridian. The Board concluded that the total compensation package for Mr. Oakland: (i) followed a common approach for recruiting a new CEO, including the granting of make-whole equity awards to account for awards forfeited upon transitioning from a prior employer, (ii) at $7.3 million, targeted the median compensation of peer company CEOs and fell below that of the former CEO, (iii) was necessary to secure his level of expertise and proven leadership, and (iv) was structured to support the alignment of his compensation with the interests of the Company’s shareholders and to promote the long-term success of the Company. More information regarding the details of the compensation package provided to Mr. Oakland can be found on page 41 of this Proxy Statement.

Additionally, in order to ensure leadership stability of the Company's executive team during the CEO transition, in December 2017, cash retention awards were granted to the NEOs as disclosed in the Summary Compensation Table. The awards were scheduled to pay out in 2018 and 2019 if the recipients remain employed by the Company as of June 30, 2018 and December 31, 2018.

Objectives of Our Compensation Program

The compensation philosophy, goals and objectives for our executive compensation programs are:

•	To attract, motivate and retain superior leadership for the Company;

•	To closely align NEO compensation to performance goals with particular emphasis on growth and operations through attractive annual incentive opportunities based on stretch targets;

•	To support business strategies, plans and initiatives that impact superior long-term value for stockholders;

•	To link pay to performance by providing a significant majority of NEOs’ total compensation opportunity in variable or “pay at risk” compensation programs (annual and LTI plans); and

•	To align our NEOs’ financial interests with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other LTI vehicles.

Our Compensation Aligns to Business Results

Our Compensation Committee is committed to the principle of aligning actual compensation received by our executives to the business results of the Company. Our performance goals require significant effort to obtain target and we hold our executives accountable to those objectives. Our Compensation Committee has never exercised discretion in determining final NEO incentive payouts. As seen in the chart below, over five years, our annual cash incentive payouts have varied widely from year-to-year, depending upon the Company’s performance against operating net income (1) and pre-financing cash flow (2) targets (as described in the “Components of Compensation” section).

*	Payouts can range from 0% to 200% of target. Graphical depiction above represents actual payouts.

(1)	“Operating net income” is reported as “adjusted net income” in our fiscal year 2018 Form 10-K.

(2)
“Pre-financing cash flow” is defined as net cash provided by operating activities less capital expenditures and cash from customers which was not yet remitted to third-party financial institutions.  This cash flow measure excludes the impact of share repurchases and debt repayments.  “Pre-financing cash flow” and “Operating net income” are both adjusted for divestiture activity.

In addition to the annual incentive plan, the Compensation Committee provides a portion of long-term incentive compensation to senior executives in the form of performance units or performance cash awards. These LTI awards were first granted in 2008 and are paid on the 3rd anniversary of the grant date. Awards granted in 2009 through 2011 were in the form of cash, with all other years being performance units. For the 2018 grant year, the performance-based LTI compensation at the CEO level was granted exclusively in performance units, but for all other key employees, LTI awards were denominated in cash in order to conserve shares under our equity plan. The following chart shows the variability of the amounts earned associated with these LTI awards over the past five years, each year representing the culmination of the performance cycle:

*
Payouts can range from 0% to 200% of target; graphical depiction above represents actual payouts. Payout for the Performance Units granted in 2016 will be approved and certified by the Compensation Committee in April 2019 with a June 2019 payout; therefore, they are not reflected in the achievement history set forth in the chart above.

While the Compensation Committee targets a specific level of total compensation to each NEO based on competitive pay practices and their individual skills and experience, the actual compensation received by each executive is determined by the financial performance of the Company.

In order to better align our performance review cycle and fiscal year, in 2017, the Compensation Committee transitioned from a June award date for long-term incentive compensation to a March award date, with each such award covering a full 36-month performance period.

Compensation Principles and Governance Practices

Below we highlight certain executive compensation practices that we consider instrumental in driving Company performance while mitigating risk, as well as practices that we avoid because we do not believe they would serve the interest of the shareholders.

WHAT WE DO	WHAT WE DO NOT DO
✓ Maintain a pay mix that is primarily performance-based.
× Backdate stock options.

× Reprice stock options without shareholder approval.

× Permit hedging transactions or short sales by executives or directors.

× Permit pledging or holding company stock in a margin account by executives or directors.

× Maintain excise tax gross-up provisions for executives.

× Allow a “poison pill” take-over defense plan.

✓ Use quantitative metrics for the Annual and Long Term Incentive Plans that are well correlated with shareholder returns (see “Components of Compensation” section).
✓ Maintain stock ownership and holding guidelines for executive officers.
✓ Require double trigger vesting for cash severance payments in the executive severance policy.
✓ Retain an independent compensation consultant engaged by, and reporting directly to, the Compensation Committee.
✓ Hold Compensation Committee executive sessions without management present.
✓ Maintain an incentive recoupment, or “claw back” policy.
✓ Allow stockholders the right to call special meetings via majority voting.

Summary of 2018 Executive Compensation Program

The following table provides an overview of TreeHouse compensation programs granted in 2018 and program objectives for our NEOs:

Pay Element	Descriptions	Program Objectives
Annual Cash Compensation
Base Salary	Fixed cash compensation based on size and scope of individual’s role and level of performance	•Retain & attract talented executives •Motivate individual contribution
Annual Incentive Plan	Annual incentive awards based on a percent of base salary, are payable in cash, payouts range from 0%-200% of target, dependent upon Company performance	•Motivates achievement of operating goals •Encourage collaboration across teams and business units
Long Term Incentive Compensation
Performance Share Units & Cash Performance Awards
Performance-based, overlapping 3-year performance cycle, running from 1/1/18-12/31/20; represented 50% of grant value for NEOs in 2018. The CEO received performance share units and our other NEOs received cash performance awards

•Retain talented executives •Drive long-term performance on strategic profitability goals
Restricted Stock Units	Time-based equity awards that vest annually in three approximately equal tranches, beginning one year from grant date; represented 50% of grant value for NEOs in 2018	•Retain talented executives •Increase stock ownership & alignment with stockholders

Total Compensation Pay Mix and Pay-for-Performance
We believe our key stakeholders, including stockholders and employees, are best served by having our executives focused and rewarded based on the long-term results of the Company. In addition, it is important that a significant portion of NEO pay be tied to incentive compensation to reinforce our pay-for-performance compensation philosophy.

For 2018, a significant portion of CEO and other NEO target total compensation opportunity was attributed to variable compensation, or pay-at-risk. Approximately 86% of the CEO's total direct compensation opportunity for 2018 was delivered in the form of incentive compensation and 73% of the NEOs’ total direct compensation opportunity, on average, was delivered in the form of incentive compensation, which supports our pay-for-performance compensation philosophy.

Compensation Pay Mix of NEOs in 2018 (Opportunity at Target)
The Compensation Committee works with the Committee’s compensation consultant, Meridian, to review the compensation programs to ensure competitiveness.  Pay programs are assessed using a peer group to benchmark pay relative to similarly sized companies (the “Compensation Comparator Group”). The Compensation Comparator Group includes companies with whom we compete for our management talent. We use benchmark data as one of the many factors to determine the competitive positioning of each executive. The Compensation Committee does not target a specific percentile of market but rather reviews both 50th and 75th percentile competitive levels and determines each NEO’s pay level based upon a number of factors including: performance, experience, skills, the nature of their role within TreeHouse and competitive benchmark information. Year-over-year no changes were made to the companies included in the Comparator Group.

The 2018 Compensation Comparator Group is as follows:

Company	2017 Annual Revenues ($)	March 2017 Market Capitalization ($)
	(In millions)
General Mills, Inc.	15,619.8	33,997.8
Kellogg Company	12,923.0	25,417.2
Pilgrim's Pride Corporation	10,767.9	5,598.2
Hormel Foods Corporation	9,167.5	18,316.2
Campbell Soup Company	7,890.0	17,422.7
The Hershey Company	7,515.4	23,206.3
The J. M. Smucker Company	7,392.3	15,263.0
Ingredion Incorporated	5,832.0	8,645.7
Post Holdings, Inc.	5,225.8	5,625.7
McCormick & Company, Incorporated	4,834.1	12,162.1
Flowers Foods, Inc.	3,920.7	4,054.8
Sanderson Farms, Inc.	3,342.2	2,361.4
Pinnacle Foods Inc.	3,144.0	6,837.5
The Hain Celestial Group, Inc.	2,343.5	3,848.3
Cott Corporation	2,269.7	2,286.1
The WhiteWave Foods Company	N/A	9,959.4
PEER GROUP MEDIAN	5,832.0	9,302.5
PEER GROUP AVERAGE	6,812.5	12,187.6
TREEHOUSE FOODS, INC	6,307.1	4,808.5

In addition to the Compensation Comparator Group, Meridian provides survey data for other companies of similar size to the Company from both general industry and the packaged foods sector. We believe that this additional information broadens our awareness of the practices of companies with whom we compete for management talent. Meridian then uses a combination of these sources to help us determine appropriate salary levels, annual incentive target percentages and metrics used in the annual incentive plan, and appropriate LTI plan design, including grant values for our NEOs. As provided by Meridian, the Compensation Committee considered 2017 information for our Compensation Comparator Group in evaluating the competitiveness of our 2018 compensation programs. The Compensation Committee also considers recommendations from the Company’s CEO regarding salary, annual incentive and LTI awards for senior executives other than the CEO.

Role of 2018 Advisory Approval of Executive Compensation in the Compensation Setting Process

The Compensation Committee reviewed the results of the 2018 stockholder advisory approval of NEO compensation and considered the results of the vote, among many factors, in connection with the discharge of its responsibilities. Ninety-one percent (91%) of our voting stockholders at the 2018 Annual Meeting approved the compensation program described in our 2018 Proxy Statement. In light of the strong support from our stockholders, the Compensation Committee did not implement any material changes to our executive compensation program as a direct result of the 2018 stockholder advisory approval of NEO compensation.

Components of Compensation

Our executive compensation program consists primarily of three elements: base salary, annual cash incentives, and long-term incentive compensation. Each element is described in greater detail below.

 Base Salary:    Effective March 1, 2018, the Compensation Committee increased the base salaries of our NEOs (other than Mr. Oakland and Mr. Reed) by 3.0%, as follows:

	Previous Base Salary ($)	New Base Salary ($)	Base Salary Increase (%)
Steven Oakland*	N/A	1,000,000	N/A
Sam K. Reed**	1,093,447	N/A	N/A
Matthew Foulston	570,000	587,100	3.0
Thomas E. O’Neill	559,715	576,506	3.0
Erik T. Kahler	431,340	444,280	3.0
Lori G. Roberts	431,340	444,280	3.0
Maurice Alkemade	430,000	442,900	3.0

*	In March 2018, Mr. Oakland was hired as the Chief Executive Officer and President. His base salary was determined in connection with his appointment.

**	In March 2018, Mr. Reed retired as President and Chief Executive Officer. Accordingly, he did not receive a salary adjustment in 2018.

Annual Cash Incentive Plan: The annual cash incentive plan was established to ensure that our NEOs are focused on the accomplishment of key short-term performance metrics that align with our business strategy and drive shareholder value. For 2018, the Board approved the following performance metrics: annual operating net income and pre-financing cash flow targets. The Board may adjust performance metrics positively or negatively for unusual items. The operating net income measure aligns with, and helps drive our profitable growth strategy. The pre-financing cash flow measure is used because substantive positive cash flow enables us to pay down debt and reinvest in the business.

For all NEOs in 2018, 60% of the potential incentive was tied to the achievement of an operating net income target of approximately $123.7 million (based on the Company’s budgeted operating net income established by the Compensation Committee), 25% of the potential incentive was tied to the achievement of a pre-financing cash flow target of approximately $173.0 million and 15% of the bonus was tied to individual personal performance against corporate objectives to create greater individual alignment to key strategic objectives in 2018. In 2018, the Committee did not use discretion in determining the amount of incentive compensation paid to NEOs for the achievement of goals based on operating net income and pre-financing cash flow targets.
In establishing goals, the Compensation Committee ensures that targets are consistent with the annual plan, and that the goals set are sufficiently ambitious so as to provide meaningful results, but with an opportunity to exceed targets if performance exceeds expectations. We believe the annual incentive plan keeps management focused on attaining strong near term financial performance. The chart below shows each NEO’s 2018 annual incentive payout:

		Minimum ($)	Target ($)	Maximum ($)	Actual ($)
Steven Oakland (1)	Chief Executive Officer and President	—	1,300,000	2,600,000	1,302,670
Sam K. Reed (2)	Former Chairman, President, and Chief Executive Officer	—	355,000	355,000	355,000
Matthew J. Foulston	Executive Vice President and Chief Financial Officer	—	528,390	1,056,780	684,514
Thomas E. O’Neill	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	—	518,855	1,037,710	672,163
Erik T. Kahler	Senior Vice President, Corporate Development	—	333,210	666,420	431,664
Lori G. Roberts	Senior Vice President, Human Resources	—	333,210	666,420	431,664
Maurice Alkemade	Senior Vice President, Strategy	—	332,175	664,350	430,323

(1)	Mr. Oakland began employment on March 26, 2018; therefore, he did not earn a full year of salary. His actual payout is calculated using earned base salary in 2018.

(2)	Amounts presented for Mr. Reed represent the pro-rated payout prescribed by his employment agreement.

NEOs begin to earn payouts under the plan upon achievement of 90% of the targets ratably up to the achievement of targeted payment upon the full achievement of 100% of the targets. In addition, an NEO can earn 200% of the targeted payment if 110% or more of the targets are achieved. In 2018, after adjusting for unusual items, we attained approximately $124.2 million in operating net income or 101.7% of the operating net income target, which provided a payout of 108.6% on this performance measure. In 2018, TreeHouse achieved approximately $188.9 million of the pre-financing cash flow or 110.1% of the pre-financing cash flow target which resulted in 200% of target payment on this performance measure. The actual amounts listed in the table above are also included in the summary compensation table.

Long-Term Incentive Compensation: The long-term incentive compensation program was established to ensure that our NEOs are focused on long-term growth, profitability, and value creation. We believe our key stakeholders, including stockholders and employees, are best served when our executives are focused and rewarded based on the long-term Company and share performance.

2018 Long-Term Incentive Grants

The Compensation Committee reviews the LTI plan on an annual basis. In determining each NEO’s 2018 target LTI award opportunity, the Compensation Committee considered competitive market data, the NEO’s individual performance and the NEO’s prior years’ target LTI target value. Balancing the needs of our business strategy, market practices, and share availability, the LTI plan was designed, approved, and implemented. Each year, the Compensation Committee, with the assistance of Meridian, reviews the design of the LTI plan and makes revisions if necessary.

In March 2018, the Compensation Committee approved the grant of restricted stock units to each NEO. In addition, the Compensation Committee approved the grant of performance share units solely to the CEO and performance cash awards to each of the other NEOs. Performance cash awards were used in 2018 to conserve the use of shares in our incentive plan. Each type of LTI award is explained below:

•
Restricted Stock Units: The restricted stock units represent 50% of the 2018 LTI target value for each NEO. The restricted stock units vest annually in three approximately equal tranches, subject to the grantee’s continued employment with TreeHouse from the grant date through each vesting date.

•
Performance Share Units: The performance share units represent 50% of the CEO’s 2018 LTI target value (the other NEOs did not receive a grant of performance share units). Performance share units are earned based on achieving operating net income and pre-financing cash flow goals in each of the performance periods. Performance is measured over three consecutive annual periods for each award (each successive calendar year beginning with the calendar year of the grant of the award). Each performance unit grant is subject to a cumulative 36-month performance period that can impact the overall payout of the award. The number of units that will be earned is based on the level of achievement relative to the targets. There is no payout below 80% achievement, and payout is capped at 200% of target if achievement meets or exceeds 120% of the operating net income and cash flow targets. The earned performance share units are settled in stock or cash at the discretion of the Compensation Committee following the conclusion of the three-year performance period.

•
Cash Performance Award: The cash award represents 50% of the NEO’s 2018 LTI target value (except for the CEO, who did not receive cash performance awards). The value of the payout for this award is based on achieving operating net income and pre-financing cash flow goals in each of the performance periods. Performance is measured over three consecutive annual periods for each award (each successive calendar year beginning with the calendar year of the grant of the award). Each cash award is subject to a cumulative 36-month performance period that can impact the overall payout of the award. The amount earned is based on the level of achievement relative to the targets. There is no payout below 80% achievement, and payout is capped at 200% of target if achievement meets or exceeds 120% of the operating net income and cash flow targets.

The performance periods applicable to the 2018 performance share units and cash performance awards include calendar years 2018, 2019 and 2020; and the cumulative period from January 1, 2018 through December 31, 2020. For the calendar year 2018 performance period, the operating net income target was approximately $123.7 million and the pre-financing cash flow target was $173.0 million. The operating net income targets for calendar years 2019, 2020, and the cumulative performance period are 117.5% of the calendar year 2018 operating net income target, 113.0% of the calendar year 2019 target, and the sum of the three target amounts, respectively. The pre-financing cash flow targets for calendar years 2019, 2020, and the cumulative performance period are 117.4% of the calendar year 2018 pre-financing cash flow target, 106.7% of the calendar year 2019 target, and the sum of the three target amounts, respectively.

2019 Accelerated Performance Plan

In order to retain and align key executives with the Company’s revised performance strategy, in early 2019, the Company granted a limited number of special performance units to NEOs and other key employees.  These grants will vest to the extent that certain (i) key customer service goals are attained in each of calendar years 2019 (up to 1/3 of the units), 2020 (up to 1/6 of the units), and 2021 (up to 1/6 of the units), and (ii) organic revenue growth goals are attained in each of calendar years 2020 and 2021 (up to 1/6 of the units per year). If the organic revenue growth goal for calendar year 2020 is not achieved, but the cumulative organic revenue growth for calendar years 2020 and 2021 equals or exceeds the calendar year 2020 and 2021 goals in the aggregate, both related tranches of each award will be eligible to vest. The payout range for this award is either 0% or 100%. The special performance units will pay out in shares of stock or cash, at the Compensation Committee’s discretion, upon the conclusion of each performance period, based on the level of achievement of the applicable performance goals. In addition to supporting the Company’s growth strategy, these metrics provide a balance to the operating income and cash flow targets incorporated in the annual incentive and long-term incentive plans.

2016 Performance-Based Long-Term Incentive Awards

On June 27, 2016, the Compensation Committee approved the grant of performance units to certain employees. The number of performance units earned was based on achieved performance against pre-determined performance goals for (i) the three-year period ending on December 31, 2018 and (ii) three consecutive annual performance periods with the last performance period ending on December 31, 2018. The number of earned performance units will be settled in a like number of shares of our common stock on the third anniversary of the grant date.

The table below demonstrates the calculation used to determine the number of performance units earned in each performance period:

If the Percentage of Target Earned is 100% or greater	((Percentage of Target Earned – 100%)*5) + 100%
If the Percentage of Target is less than 100% but greater or equal to 80%	((Percentage of Target Earned – 80%)*2.5) + 50%
If the Percentage of Target is less than 80%	No Performance Units are earned

The table below outlines the operating net income targets for each of the performance periods, as well as the actual performance and payout achieved:

	Operating Net Income Target	Actual Operating Net Income Achieved	Percentage of Target Earned	Payout Earned *
	($ in millions)
7/1/2016 – 12/31/2016	$107.7	$106.0	98.4%	96.0%
1/1/2017 – 12/31/2017	222.1	161.9	72.9%	—
1/1/2018 – 12/31/2018	289.0	124.2	43.0%	—
Cumulative **	618.8	392.0	63.4%	—

*	Capped at 200%

**	Blended payout percentage for the three tranches associated with the 2016 incentive grant awards.

Stock Ownership and Holding Policies

Consistent with prevalent and best practices at publicly traded companies, we have adopted formal stock ownership and holding guidelines for our executive officers. These guidelines provide that our executive officers must achieve, within five years of reaching officer status, specified stock ownership levels based on a multiple of such officer’s base salary. Those executive officers who have not yet reached their ownership levels are required to hold at least 50% of net profit shares until stock ownership guidelines are met. Shares of stock owned outright or through a trust, vested restricted stock and restricted stock units count towards fulfillment of the guidelines. The required stock ownership levels that must be attained by our executive officers within the five-year period are as follows:

Position	Required Share Ownership Level
Chief Executive Officer	5X of Base Salary
Other Named Executive Officers	3X of Base Salary
Other Executive Officers	2X of Base Salary

All of our corporate officers are currently in compliance with these guidelines.

Based on the practice of significant stock ownership at TreeHouse and desire to give freedom of choice, other than in connection with the satisfaction of stock ownership guidelines, we do not have equity holding policies for employees upon the exercise of stock options and the vesting of performance share units or restricted stock units.

General Compensation Matters

All matters of our executive compensation programs are reviewed and approved by the Compensation Committee of the Board. This includes approving both the amounts of compensation and the timing of all grants. The Compensation Committee is given full access to its independent consultant, and has elected to use Meridian to provide consulting services with respect to the Company’s executive compensation practices including salary, bonus, perquisites, equity incentive awards, deferred compensation and other matters. The Compensation Committee regularly meets with Meridian representatives without the presence of Company management.

Executive Perquisites:    TreeHouse annually reviews the Company’s practices for executive perquisites with the assistance of Meridian. We provide an annual perquisite allowance of $25,000 to Mr. Oakland and $10,000 to all other NEOs. This approach reduces the administrative burden of such programs and satisfies the desire to target market practices. These allowances are not included as eligible compensation for bonus or other purposes, and do not represent a significant portion of the executive’s total compensation.    Our Board has also adopted policies regarding the personal use of the Company-owned aircrafts by our NEOs. Generally, personal use is permitted, subject to availability. Personal use of the Company aircrafts is principally utilized by our CEO. Personal use by other NEOs is infrequent. We calculate compensation for personal use based on the incremental costs of operating the aircrafts. The largest single component of this cost is fuel. The 2018 Summary Compensation Table beginning on page 36 of this Proxy Statement contains itemized disclosure of all perquisites to our NEOs, regardless of amount.

Deferred Compensation Plan:    Our Deferred Compensation Plan allows certain employees, including the NEOs, to defer receipt of salary and/or bonus payments. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the participants in the Plan. We do not “match” amounts that are deferred by employees in the Deferred Compensation Plan. However, to the extent that employees in the Deferred Compensation Plan have their match in the 401(k) plan limited as a result of participating in the Deferred Compensation Plan, the lost match would be credited instead to the Deferred Compensation Plan.

Distributions are paid either upon termination of employment or at a specified date (at least two years after the original deferral) in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. Participants may defer up to 100% of eligible salary and bonus payments. The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment from the Company to pay the amounts when due. When such payments are due to employees, the cash will be distributed from the Company’s general assets.

We provide deferred compensation to permit our employees to save for retirement on a tax-deferred basis. The Deferred Compensation Plan permits them to do this while also receiving investment returns on deferred amounts, as described above. We believe this is important as a retention and recruitment tool, as many of the companies with which we compete for executive talent provide a similar plan for their senior employees.

Employment Agreements:    We have entered into employment agreements with Messrs. Oakland, O’Neill, and Foulston. All other executive officers are covered by the TreeHouse Foods, Inc. Executive Severance Plan (“Severance Plan”). These agreements provide for payments and other benefits if the NEO’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason,” as these terms are defined in the agreements. The agreements also provide for benefits upon a qualifying event or circumstance after there has been a “Change-in-Control” (as defined in the agreements) of the Company. Additional information regarding the agreements, including a definition of key terms and a quantification of benefits that would have been received by each NEO had a termination of employment occurred on the last business day of the fiscal year ended December 31, 2018, is found under the heading “Potential Payments Upon Termination or Change in Control.”

We believe these severance programs are an important part of our overall compensation arrangements for our NEOs. We also believe these agreements will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, without concern for their own continued employment. We also believe it is in the best interest of our stockholders to have a plan in place that will allow management to pursue all alternatives for the Company without undue concern for their own financial security. We also believe these agreements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. We have received consulting services from Meridian with regard to market practices in an evaluation of severance programs.

401(k) Savings Plan:    Under the TreeHouse Foods Savings Plan (the “Savings Plan”), a tax-qualified retirement savings plan, Company employees, including our NEOs, may contribute up to 80% of regular earnings on a before-tax basis into their Savings Plan accounts (subject to IRS limits). Total contributions may not exceed 80% of eligible compensation. In addition, under the Savings Plan, we match to 100% on the first 5% of compensation on their eligible contribution. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions established by the IRS.

Recoupment Policy:    We have a recoupment (“clawback”) policy effective for all cash and equity based incentive awards granted on or after January 1, 2014. The policy applies to all our employees at or above the Vice President level (which includes our NEOs) and is administered by our Compensation Committee. Under the policy, if the Company is required to restate its financial statements due to material noncompliance with its financial reporting requirements under securities laws and a covered individual is determined to have knowingly and willfully engaged in conduct which was a material factor in such restatement, the Compensation Committee may seek reimbursement of any excess compensation from any cash and equity based awards granted to such covered individual in the preceding 3 years (or preceding 12 months in the case of recoupment of proceeds from the sale of shares pursuant to stock options or restricted stock units).

Tax Treatment of Executive Compensation:  One of the factors the Compensation Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Code (“Section 162(m)”) generally imposes a limitation on the deductibility of compensation payable to certain covered executive officers of $1 million that a company may deduct in one year. While the Compensation Committee generally considers this limit when determining compensation, there are instances in which the Compensation Committee has concluded, and may conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders. Furthermore, interpretations of, and changes in, the tax laws, and other factors beyond the Compensation Committee’s control, also affect the deductibility of compensation.

Our compensation program, including the TreeHouse Foods, Inc. Equity and Incentive Plan and many of our other key incentive programs linked to the financial performance of the Company, was designed to allow us to grant certain awards that were intended to be fully deductible for federal income tax purposes pursuant to the performance-based exception to the Section 162(m) deductibility limit. However, the Section 162(m) exception to the deduction limit for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million may not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exception to the deduction limit for performance-based compensation, no assurance can be given that compensation intended to satisfy the requirements for exception from the Section 162(m) deduction limit will in fact satisfy the exception. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

EXECUTIVE COMPENSATION

The following table sets forth annual and long-term compensation for our NEOs during 2018 as well as certain other compensation information for our NEOs during the years indicated:

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Grant Date Fair Market Value of Stock Awards ($) (d)	Grant Date Fair Market Value of Options ($) (e)	All Other Compensation ($) (f)	Total ($)
Steven Oakland	2018	768,939	2,652,935	1,302,670	5,874,329	—	251,196	10,850,069
Chief Executive Officer and President (g)
Sam K. Reed	2018	611,794	—	355,000	8,776,646	1,234,354	90,489	11,068,283
Former Chief Executive Officer and President (h)	2017	1,088,656	—	502,415	3,964,628	2,117,165	129,285	7,802,149
	2016	1,056,250	—	997,034	4,134,639	2,169,592	145,884	8,503,399
Matthew J. Foulston	2018	584,250	1,140,000	684,514	701,489	—	25,207	3,135,460
Executive Vice President and	2017	570,000	—	182,115	939,726	501,353	86,954	2,280,148
Chief Financial Officer	2016	45,672	304,817	29,563	547,200	288,235	62,000	1,277,487
Thomas E. O’Neill	2018	549,687	1,119,430	672,163	571,371	—	25,146	2,937,797
Executive Vice President,	2017	557,263	—	178,045	765,326	408,653	24,894	1,934,181
General Counsel and Chief	2016	533,167	—	353,328	798,034	418,647	21,964	2,125,140
Administrative Officer
Erik T. Kahler	2018	442,123	862,680	431,664	311,901	—	20,416	2,068,784
Senior Vice President,	2017	429,450	—	114,341	417,374	222,738	24,574	1,208,477
Corporate Development	2016	408,833	—	226,908	782,381	228,281	21,645	1,668,048
Lori G. Roberts	2018	442,123	862,680	431,664	311,901	—	24,854	2,073,222
Senior Vice President,	2017	429,450	—	114,341	417,374	222,738	24,574	1,208,477
Human Resources
Maurice Alkemade	2018	440,750	860,000	430,323	311,901	—	24,849	2,067,823
Senior Vice President,	2017	295,625	—	78,710	1,059,084	320,089	8,842	1,762,350
Strategy

(a)	This amount represents employee wages earned during the year.

(b)
In order to ensure leadership stability and retention among the NEOs during the Company's CEO transition, in 2018, retention awards were granted to all NEOs except Mr. Oakland. Mr. Oakland and Mr. Foulston received new hire cash payments in 2018 and 2016, respectively, upon the commencement of their employment with the Company.

(c)	The amounts in this column are payments made under our Annual Incentive Plan (“AIP”).

(d)
The awards shown in this column include performance units and restricted stock unit grants under the TreeHouse Foods, Inc. Equity and Incentive Plan in 2016, 2017 and 2018. The amounts listed above are based on the grant date fair market value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. In 2018, Mr. Oakland was granted 63,470 performance units with a grant date fair value of $2,428,997 and Mr. Reed was granted 77,380 performance units with a grant date fair value of $2,961,333. As each of the performance units provide a maximum achievement equal to 200% of the initial grant, Mr. Oakland has the opportunity to earn up to 126,940 units with a grant date fair value of $4,857,994. Pursuant to the terms of Mr. Reed's employment agreement, the performance units granted in 2018 paid out at target at December 31, 2018. The amount reported in this column for Mr. Reed in 2018 also reflects the incremental grant date fair value associated with the modification of his outstanding RSU and PSU awards to accelerate the vesting thereof to December 31, 2018, in connection with his retirement and in accordance with the amendment to Mr. Reed’s employment agreement summarized on page 41 of this Proxy Statement.

(e)
The awards shown in this column include stock options granted in 2017 and 2016 based on the grant date fair market value of the awards computed in accordance with FASB ASC Topic 718. The amount reported in this column for Mr. Reed in 2018 reflects the incremental grant date fair value associated with the modification of his outstanding stock option awards to extend the exercise period applicable thereto until December 31, 2020, in connection with his retirement and in accordance with the amendment to Mr. Reed’s employment agreement summarized on page 41 of this Proxy Statement.

(f)
The amounts shown in this column include matching contributions under the Company’s 401(k) plan, cash payments in lieu of perquisites, personal use of the Company’s corporate aircraft, life insurance premiums and relocation payments.

(g)	Mr. Oakland commenced employment as the Chief Executive Officer and President of the Company on March 26, 2018.

(h)	Mr. Reed retired as the Chief Executive Officer and President of the Company on March 26, 2018.

Details Behind All Other Compensation Columns

Name	Registrant Defined Contribution ($)	Cash Payment in Lieu of Perquisites ($)	Aircraft Usage ($)	Life Insurance ($)	Relocation Fees ($)	Total ($)
Steven Oakland	12,040	25,000	48,394	1,917	163,845	251,196
Sam K. Reed	13,750	25,000	51,435	304	—	90,489
Matthew J. Foulston	13,750	10,000	—	1,457	—	25,207
Thomas E. O’Neill	13,750	10,000	—	1,396	—	25,146
Erik T. Kahler	9,312	10,000	—	1,104	—	20,416
Lori G. Roberts	13,750	10,000	—	1,104	—	24,854
Maurice Alkemade	13,750	10,000	—	1,099	—	24,849

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Oakland, our Chief Executive Officer and President during 2018.

For fiscal 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer and President), was $55,467; and

•	The annual total compensation of our Chief Executive Officer and President was $10,860,153.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer and President to the median of the annual total compensation of all employees (excluding the CEO) is 195 to 1.

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S‑K, based on our payroll and employment records and the methodology described below. The Securities and Exchange Commission (“SEC”) rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices.  As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

1.
We determined the median employee using active employee information as of December 31, 2018. This employee population included individuals working in the United States and Canada respectively.  Approximately 100 individuals working in Italy were excluded in identifying the median employee as they represented less than 1% of the employee population.

2.
We utilized 2018 earnings (gross pay) as our consistently applied compensation measure to identify the median employee within the employee population. Using this methodology, we determined that the median employee was a full-time, hourly, United States based employee.

3.
With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K $43,773, and added the value of non-discriminatory benefits $11,694, resulting in annual total compensation of $55,467.

4.
With respect to the annual total compensation of our Chief Executive Officer and President, we used the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of the 2018 Annual Report on Form 10-K $10,850,069 and included the value of non-discriminatory benefits offered to our Chief Executive Officer and President, $10,084, resulting in annual total compensation of $10,860,153.

2018 Grants of Plan Based Awards

The following table sets forth annual and long-term incentive compensation for the Company’s NEOs during 2018:

2018 Grants of Plan Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Threshold ($)(a)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)(a)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum ($)(a)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#)(b)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)(b)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#)(b)	All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(d)
Steven Oakland	AIP	3/26/2018	—	1,300,000	2,600,000	—	—	—	—	—	—	—
	RSU	3/2/2018	—	—	—	—	—	—	25,730	—	—	1,016,335
	PSU	3/29/2018	—	—	—	31,735	63,470	126,940	—	—	—	2,428,997
	RSU	3/29/2018	—	—	—	—	—	—	63,470	—	—	2,428,997
Sam K. Reed	AIP	1/1/2018	—	355,000	355,000	—	—	—	—	—	—	—
	PSU	3/29/2018	—	—	—	—	77,380	—	—	—	—	2,961,333
	RSU	3/29/2018	—	—	—	—	—	—	77,380	—	—	2,961,333
	N/A	12/31/2018	—	—	—	—	—	—	—	—	—	2,853,980
	N/A	12/31/2018	—	—	—	—	—	—	—	—	—	1,234,354
Matthew J. Foulston	AIP	1/1/2018	—	528,390	1,056,780	—	—	—	—	—	—	—
	RSU	3/29/2018	—	—	—	—	—	—	18,330	—	—	701,489
	Cash PSU	3/29/2018	360,938	721,875	1,443,750	—	—	—	—	—	—	—
Thomas E. O’Neill	AIP	1/1/2018	—	518,855	1,037,710	—	—	—	—	—	—	—
	RSU	3/29/2018	—	—	—	—	—	—	14,930	—	—	571,371
	Cash PSU	3/29/2018	294,098	588,195	1,176,390	—	—	—	—	—	—	—
Erik T. Kahler	AIP	1/1/2018	—	333,210	666,420	—	—	—	—	—	—	—
	RSU	3/29/2018	—	—	—	—	—	—	8,150	—	—	311,901
	Cash PSU	3/29/2018	160,417	320,834	641,668	—	—	—	—	—	—	—
Lori G. Roberts	AIP	1/1/2018	—	333,210	666,420	—	—	—	—	—	—	—
	RSU	3/29/2018	—	—	—	—	—	—	8,150	—	—	311,901
	Cash PSU	3/29/2018	160,417	320,834	641,668	—	—	—	—	—	—	—
Maurice Alkemade	AIP	1/1/2018	—	332,175	664,350	—	—	—	—	—	—	—
	RSU	3/29/2018	—	—	—	—	—	—	8,150	—	—	311,901
	Cash PSU	3/29/2018	160,417	320,834	641,668	—	—	—	—	—	—	—

(a)
Consists of (i) awards under our AIP program, which are granted under the TreeHouse Foods, Inc. Annual Incentive Plan, and (ii) cash performance awards, which are granted under the TreeHouse Foods, Inc. Equity and Incentive Plan. Under the AIP program, in 2018, approximately 130.2% of the target was earned by Messrs. Oakland, Foulston, O’Neill, Kahler, Alkemade, and Ms. Roberts. Mr. Reed received a pro-rata payout of $355,000 pursuant to his employment agreement. These AIP amounts are reported as Non-Equity Incentive Plan Compensation in the 2018 Summary Compensation Table. Payouts under the AIP may range from $0 up to the maximum as described above. Therefore, in accordance with SEC rules, we have not reported a threshold payout for the AIP. The value of the payout for the cash performance awards is based on achieving operating net income and pre-financing cash flow goals in each of the performance periods. Performance is measured over three consecutive annual periods for each award (each successive calendar year beginning with the calendar year of the grant of the award). Each cash award is subject to a cumulative 36-month performance period that can impact the overall payout of the award. The amount earned is based on the level of achievement relative to the targets. There is no payout below 80% achievement, and payout is capped at 200% of target if achievement meets or exceeds 120% of the operating net income and cash flow targets.

(b)
Consists of performance units that are granted under the TreeHouse Foods, Inc. Equity and Incentive Plan. The performance unit awards have a cumulative performance period of January 1, 2018 to December 31, 2020. For the first performance period of January 1, 2018 to December 31, 2018, the performance measure results were 123.9% of target; accordingly, Mr. Oakland earned 123.9% of the first tranche of the award. Pursuant to the terms of Mr. Reed's employment agreement, the performance units granted in 2018 were paid out at target as of December 31, 2018.

(c)
Consists of restricted stock units granted under the TreeHouse Foods, Inc. Equity and Incentive Plan that vest annually in three approximately equal tranches, beginning on the first anniversary of the grant date. For Mr. Oakland, restricted stock units granted on March 2, 2018 represent a sign-on equity grant with a three-year cliff vest.

(d)
The grant date fair value of the performance units is based on target performance. The amounts reported in this column for Mr. Reed in 2018 also include the incremental grant date fair value associated with the modification of (i) his outstanding RSU and PSU awards to accelerate the vesting thereof to December 31, 2018, and (ii) his outstanding stock option awards to extend the exercise period applicable thereto until December 31, 2020, in each case, in connection with his retirement and in accordance with the amendment to Mr. Reed’s employment agreement summarized on page 41 of this Proxy Statement.

Employment Agreement with Steven Oakland

In connection with his appointment as President and Chief Executive Officer of the Company, and as previously disclosed, the Company entered into an employment agreement with Mr. Oakland, effective as of March 2, 2018. As noted in the Compensation and Discussion Analysis under the heading, “2018 CEO Transition,” the terms of this agreement were reviewed by Meridian, the Compensation Committee’s compensation consultant. The compensation arrangement provided for our CEO was determined to be reasonable by the Compensation Committee in consultation with Meridian and reflects the following considerations: (i) granting unvested RSUs to a CEO hire, in order to “make-whole” for awards that would have been forfeited, is a standard practice for any lateral hire at the senior executive level; (ii) the $2.5 million of make-whole value granted to Mr. Oakland is at the low end of typical equity make-whole awards at the CEO level; (iii) the $1 million grant of RSUs vesting in 3 years was also awarded to provide an appropriate level of equity ownership and shareholder alignment to the CEO, and is well within the norms of grants made to a CEO upon hire; and (iv) the target total compensation of $7.3 million is exactly at the median of our compensation comparator group of peer CEOs for 2018 and was well below the target compensation of the former CEO at $8.6 million in his last year.

The agreement has an initial term of three years, with automatic renewals for additional one-year periods thereafter unless either party gives the other party 90 days’ advance written notice of intent not to renew the then current term.  Mr. Oakland receives an annual base salary of $1,000,000 and is eligible to receive annual incentive bonuses with a target amount equal to 130% of his base salary.  Mr. Oakland is also eligible for annual awards under the Company’s long-term incentive plan, with each annual award approximately equal in aggregate value to $5,000,000.  In addition, in connection with the commencement of his employment, pursuant to the agreement, Mr. Oakland received (i) a special grant of restricted stock units approximately equal in value to $1,000,000, which grant will vest in full on the third anniversary (i.e., cliff vest) of Mr. Oakland’s commencement of employment with the Company, subject to his continued employment through such date, (ii) a one-time cash payment equal to the value of 18,986 shares of common stock of Mr. Oakland’s immediate prior employer that Mr. Oakland forfeited upon terminating employment with such employer, the value of which was calculated using the 30-day historical average closing price of the prior employer’s stock as of the day prior to the announcement of Mr. Oakland’s departure, and (iii) a one-time cash payment equal to $300,000.  Mr. Oakland will be required to reimburse the Company for the cash payments described in the foregoing clauses (ii) and (iii) if Mr. Oakland’s employment with the Company is terminated by the Company for “Cause” or due to Mr. Oakland’s resignation without Good Reason (as such terms are defined in the agreement), in each case, prior to the second anniversary of Mr. Oakland’s commencement of employment with the Company.  Mr. Oakland is eligible to participate in the employee benefits plans and programs generally available to officers of the Company, including a relocation assistance program, and is eligible for an annual perquisite allowance of $25,000.

Mr. Oakland is subject to a nondisclosure covenant regarding confidential information, a twelve-month post-termination non-competition covenant and a twelve-month post-termination non-solicitation covenant.

Employment Agreement Amendment with Sam K. Reed

On March 4, 2018, the Company and Mr. Reed entered into an amendment to Mr. Reed’s amended and restated employment agreement, pursuant to which Mr. Reed retired from his position as President and Chief Executive Officer, effective March 26, 2018, and from his position as Chairman of the Board, effective July 1, 2018. Pursuant to the amendment, following his retirement as President and Chief Executive Officer and through December 31, 2018, Mr. Reed served as an advisor and was available to Mr. Oakland to provide advice and business information to ensure an orderly transition. In consideration for the services provided by Mr. Reed through December 31, 2018, Mr. Reed received (i) a pro-rata bonus equal to $355,000 in respect of the portion of the Company’s 2018 fiscal year during which he served as President and Chief Executive Officer of the Company, (ii) equity awards consisting of 76,187 restricted stock units (“RSUs”) and 76,187 performance share units (“PSUs”), subject to adjustment based on the price per share on the grant date as described in the Employment Agreement Amendment, and (iii) full vesting of all RSUs, PSUs and stock options held by Mr. Reed effective as of the conclusion of his advisory service on December 31, 2018, subject to certain exceptions.

Mr. Reed actively cooperated with the Board in the transition of CEO responsibilities as part of his retirement. In order to facilitate a seamless transition from CEO, to recognize Mr. Reed’s significant contribution to the growth of the Company over his tenure and to provide a fair treatment of his outstanding incentive arrangements; the Board allowed for the full vesting of all outstanding unvested equity upon his retirement with PSUs earned at target performance. Mr. Reed’s stock options were also modified to allow for two years of continued exercisability post-retirement.

Other NEO Employment Agreements

The Company has entered into employment agreements with Messrs. Oakland, O’Neill, and Foulston.  The terms of these employment agreements are substantially similar, other than the individual’s title, salary, bonus, and long-term incentive award entitlements.  The employment agreements provide an annual base salary, plus an incentive bonus based upon the achievement of certain performance objectives, all of which are determined by the Board. The employment agreements also provide for one-year automatic extensions, absent written notice from either party of its intention not to extend the agreement. The agreement further provides that notice by the Company of its intent not to extend the term will be treated as a termination by the Company without cause, which would entitle the individual to severance payments and benefits. None of these employment agreements contain a “gross up” payment from the Company to the extent the covered individuals incur excise taxes under Section 4999 of the tax code (the “Code”).

Each individual is also entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan, and any profit sharing, retirement, deferred compensation or savings plan for our senior executive officers.

In addition, each employment agreement provides for severance benefits upon certain terminations of employment, as summarized below under the heading, “Potential Payments Upon Termination or Change in Control.”

Executive Severance Plan

Mr. Alkemade, Ms. Roberts, and Mr. Kahler are covered under the Executive Severance Plan. The benefits to which they are entitled upon certain terminations of employment are summarized below under the heading, “Potential Payments Upon Termination or Change in Control.”

Equity Awards

For information regarding the 2018 LTI awards granted to our NEOs, please see the summary set forth above under the heading "Compensation Discussion and Analysis - Long-Term Incentive Compensation."

2018 Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Plan Number of Unearned Shares, Other Rights That Have Vested (#)(c)	Equity Plan Awards: Market Value Unearned Shares, Units, Other Rights That Have Vested ($)
Steven Oakland	3/2/2018	—	—	—	—	25,730	1,304,768	—	—
	3/29/2018	—	—	—	—	63,470	3,218,564	—	—
	3/29/2018	—	—	—	—	—	—	63,470	3,218,564
Sam K. Reed	6/27/2008	22,960	—	24.06	12/31/2020	—	—	—	—
	6/28/2010	41,700	—	46.47	12/31/2020	—	—	—	—
	6/27/2011	47,000	—	54.90	6/27/2021	—	—	—	—
	6/27/2012	58,930	—	61.41	6/27/2022	—	—	—	—
	6/27/2013	69,070	—	65.97	6/27/2023	—	—	—	—
	6/27/2014	69,860	—	79.89	12/31/2023	—	—	—	—
	6/26/2015	86,540	—	76.30	12/31/2023	—	—	—	—
	6/27/2016	82,400	—	98.28	12/31/2023	—	—	—	—
	3/31/2017	82,220	—	84.66	12/31/2023	—	—	—	—
Matthew J. Foulston	12/31/2016	—	—	—	12/31/2026	1,183	59,990	—	—
	12/31/2016	—	—	—	12/31/2026	1,343	68,104	—	—
	12/31/2016	8,827	4,413	72.19	12/31/2026	—	—	—	—
	3/31/2017	—	—	—	—	2,960	150,102	—	—
	3/31/2017	6,490	12,980	84.66	3/31/2027	—	—	—	—
	3/31/2017	—	—	—	—	—	—	—	—
	3/29/2018	—	—	—	—	18,330	929,514
Thomas E. O’Neill	6/28/2010	13,650	—	46.47	6/28/2020	—	—	—	—
	6/27/2011	12,400	—	54.90	6/27/2021	—	—	—	—
	6/27/2012	15,580	—	61.41	6/27/2022	—	—	—	—
	6/27/2013	14,730	—	65.97	6/27/2023	—	—	—	—
	6/27/2014	15,720	—	79.89	6/27/2024	—	—	—	—
	6/26/2015	17,310	—	76.30	6/26/2025	—	—	—	—
	6/27/2016	10,600	5,300	98.28	6/27/2026	—	—	—	—
	6/27/2016	—	—	—	—	1,083	54,919	—	—
	6/27/2016	—	—	—	—	—	—	4,870	246,958
	3/31/2017	5,290	10,580	84.66	3/31/2027	—	—	—	—
	3/31/2017	—	—	—	—	2,413	122,363	—	—
	3/31/2017	—	—	—	—	—	—	—	—
	3/29/2018	—	—	—	—	14,930	757,100	—	—

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Plan Number of Unearned Shares, Other Rights That Have Vested (#)(c)	Equity Plan Awards: Market Value Unearned Shares, Units, Other Rights That Have Vested ($)
Erik T. Kahler	6/28/2010	8,400	—	46.47	6/28/2020	—	—	—	—
	6/27/2011	7,600	—	54.90	6/27/2021	—	—	—	—
	6/27/2012	9,550	—	61.41	6/27/2022	—	—	—	—
	6/27/2013	9,030	—	65.97	6/27/2023	—	—	—	—
	6/27/2014	8,560	—	79.89	6/27/2024	—	—	—	—
	6/26/2015	9,420	—	76.30	6/26/2025	—	—	—	—
	3/31/2016	—	—	—	—	4,000	202,840	—	—
	6/27/2016	5,780	2,890	98.28	6/27/2026	—	—	—	—
	6/27/2016	—	—	—	—	590	29,919	—	—
	6/27/2016	—	—	—	—	—	—	2,660	134,889
	3/31/2017	2,884	5,766	84.66	3/31/2027	—	—	—	—
	3/31/2017	—	—	—	—	—	—	—	—
	3/29/2018	—	—	—	—	8,150	413,287	—	—
Lori G. Roberts	1/30/2015	2,610	—	90.70	1/30/2025	—	—	—	—
	6/26/2015	4,900	—	76.30	6/26/2025	—	—	—	—
	7/31/2015	1,700	—	82.32	7/31/2025	—	—	—	—
	6/27/2016	5,780	2,890	98.28	6/27/2026	—	—
	6/27/2016	—	—	—	—	590	29,919	—	—
	6/27/2016	—	—	—	—	—	—	2,660	134,889
	3/31/2017	2,884	5,766	84.66	3/31/2027	—	—	—	—
	3/31/2017	—	—	—	—	1,313	66,582	—	—
	3/31/2017	—	—	—	—	—	—	—	—
	3/29/2018	—	—	—	—	8,150	413,287	—	—
Maurice Alkemade	4/30/2017	4,040	8,080	87.60	4/30/2027	—	—
	4/30/2017	—	—	—	—	2,460	124,747	—	—
	4/30/2017	—	—	—	—	8,400	425,964	—	—
	3/29/2018	—	—	—	—	8,150	413,287	—	—

(a)	The option awards for each NEO will vest annually in three approximately equal tranches, beginning on the first anniversary of the date of the grant, as listed in the table.

(b)	Restricted stock units vest annually in three approximately equal tranches, beginning on the first anniversary date of the date of grant, as listed in the table.

(c)
Performance units vest on the third anniversary of the grant date as listed in the table. Based on current performance levels, performance units granted in (i) 2016 are reported at target, (ii) 2017 are reported at 0%, and (iii) 2018 are reported at target. The payout can be from 0% to 200% of the target award based on achievement of the performance criteria.

2018 Option Exercises and Stock Vested

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Steven Oakland	—		—	—		—
Sam K. Reed	45,920	(e)	873,886
				5,853	(a)	314,365
				5,610	(b)	298,564
				6,244	(c)	238,958
				5,862	(d)	314,848
				95,476	(f)	4,841,588
				130,720	(g)	6,628,811
Matthew J. Foulston				2,526	(b)	128,093
				1,480	(c)	56,640
Thomas E. O’Neill	36,100	(e)	648,310

				1,170	(a)	62,841
				1,083	(b)	57,637
				1,207	(c)	46,192
				1,172	(d)	62,948
Erik T. Kahler	14,100	(e)	377,012
				637	(a)	34,213
				590	(b)	31,400
				657	(c)	25,143
				638	(d)	34,267
Lori G. Roberts				280	(a)	13,289
				330	(a)	17,724
				173	(a)	8,216
				590	(b)	31,400
				657	(c)	25,143
				331	(d)	17,778
Maurice Alkemade				1,230	(c)	47,355

(a)	Represents the vesting of the third of three tranches of restricted stock unit awards granted in 2015.

(b)	Represents the vesting of the second of three tranches of restricted stock unit awards granted in 2016.

(c)	Represents the vesting of the first of three tranches of restricted stock unit awards granted in 2017.

(d)	Represents the vesting of performance units granted in 2015, with performance period ending December 31,

2017. Awards vested on June 26, 2018.

(e)	Represents stock options that were granted on June 27, 2008.

(f)	Represents restricted stock units granted in 2016, 2017, and 2018 that vested as of December 31, 2018 pursuant to the terms of Mr. Reed's employment agreement.

(g)	Represents performance units granted in 2016, 2017, and 2018 that vested at target as of December 31, 2018 pursuant to the terms of Mr. Reed's employment agreement.

2018 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)(a)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Steven Oakland	—	—	—	—	—
Sam K. Reed	—	—	120,332	2,402,695	361,493
Matthew J. Foulston	—	—	—	—	—
Thomas E. O’Neill	—	—	—	—	—
Erik T. Kahler	—	—	—	—	—
Lori G. Roberts	—	—	—	—	—
Maurice Alkemade	—	—	—	—	—

(a)	Amounts in this column are not included in the 2018 Summary Compensation Table of this Proxy Statement.

The 2018 Non-Qualified Deferred Compensation table presents amounts previously deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual incentive plan payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan, except to the extent that employees in the plan have their Company matching contributions in the 401(k) plan limited as a result of participating in the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of the deferral.

The earnings on Mr. Reed’s Deferred Compensation Plan accounts were measured by reference to a portfolio of publicly available mutual funds chosen by Mr. Reed in advance and administered by an outside third party. As presented above, Mr. Reed’s 2018 annualized gain was approximately 4.6%. Messrs. Oakland, Foulston, O’Neill, Kahler, and Alkemade, as well as Ms. Roberts, do not participate in the Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

Benefits upon termination are provided for in either an Executive’s individual employment agreement (Mr. Oakland, Mr. O’Neill, and Mr. Foulston) or the Severance Plan (other NEOs). The rights upon termination of Executive's employment depend upon the circumstance of the termination.

Termination Without Change in Control

Central to an understanding of the rights of each NEO under the agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in the employment agreements and the Severance Plan:

•
Cause: Under the individual employment agreements for Mr. Oakland, Mr. O’Neill, and Mr. Foulston as well as under the Severance Plan, a termination for "Cause" may occur if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his position, committing an act materially detrimental to the financial condition and/or goodwill of us or our subsidiaries, commission of a felony or other actions specified in the definition.

◦	Payments: Under the individual employment agreements and the Severance Plan, an NEO is not eligible for any severance benefits in the event of a termination for Cause.

•	Good Reason:

◦
Under the terms of their employment agreements, Mr. Oakland, Mr. O’Neill and Mr. Foulston may terminate their employment for "Good Reason" if there is an assignment of duties that is materially inconsistent with their position, a reduction in compensation, or certain other actions specified in the agreement.

◦
Under the terms of the Severance Plan (applies to all other NEOs), the participant is said to have Good Reason to terminate his employment and thereby gain access to the benefits described below if there is a reduction in compensation other than a reduction which applies to all Executive Officers of the Company, or a call for relocation. Following a Change in Control, Good Reason shall also include a material reduction in the Executive’s duties and responsibilities, or the assignment of duties and responsibilities that are materially inconsistent with the Executive’s duties.

Payments following an involuntary termination without Cause or a voluntary termination for Good Reason:

◦	Mr. Oakland, Mr. O’Neill and Mr. Foulston: Two times base salary and target bonus plus continuation of certain health and welfare benefits for up to two years.

◦	Other NEOs as covered under the Severance Plan: Base salary and target bonus plus continuation of certain health and welfare benefits for up to one year.

The employment agreements and Severance Plan require, as a precondition to the receipt of these payments, that the NEOs sign a standard form of release in which the NEO waives all claims that the NEO might have against us and certain associated individuals and entities. The NEO's employment agreements also include non-compete and non-solicit provisions that would apply for a period of one year following the NEO’s termination of employment, and confidentiality provisions that would apply for an unlimited period of time following the NEO’s termination of employment. The Severance Plan includes non-solicit provisions.

Termination Post Change in Control

Payments following a termination without Cause or resignation for Good Reason (as defined above) within a 24-month period immediately following a change-in-control of the Company:

◦	Mr. Oakland, Mr. O’Neill, and Mr. Foulston will receive three times the amount of base salary and target bonus plus continuation of certain health and welfare benefits for up to three years.

◦	Other NEOs as covered under the Severance Plan: Two times base salary and target bonus plus the continuation of certain health and welfare benefits for two years.

Meridian has reviewed the existing change-in-control severance provisions of our NEO's employment agreements and Severance Plan relative to the current practices of our Compensation Comparator Group and has found our practices to be within the norms of the group.

The individual employment agreements and the Severance Plan do not provide a “gross-up” payment from the Company to the extent covered individuals incur excise taxes under Section 4999 of the Code.

TreeHouse Foods, Inc. Equity and Incentive Plan

The Company has issued equity awards to our NEOs that are subject to the terms and conditions of the Equity and Incentive Plan.

In the event of a voluntary or involuntary termination of the NEO without Cause, or resignation by the NEO for Good Reason, no unvested options shall become vested or exercisable, nor will unvested restricted stock or restricted stock units vest. For performance unit awards, the NEO shall receive accrued awards plus a pro rata portion of the award (based on the number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated without Cause by the Company.

In the event of a change in control, the Equity and Incentive Plan provides that each outstanding award may be assumed by the acquirer or replaced with an economically equivalent award. Any such assumed or replaced award will vest in full if a participant’s employment is terminated without Cause or due to Good Reason within the 24 months following the change in control. Performance conditions applicable to performance-based awards that are assumed or replaced will be deemed satisfied at the greater of target or actual performance through the date of the change in control, and such awards will be subject only to vesting based on the passage of time for the remainder of the original performance period. If the acquirer does not assume outstanding awards or replace outstanding awards with economically equivalent awards, such awards will be treated as follows: (i) unvested stock options will become fully vested; (ii) the restrictions on the restricted stock and restricted stock units will lapse, and (iii) performance units will be cancelled in exchange for a payment equal to the value that would have been payable had each performance unit been deemed equal to 100% (or such greater or lesser percentage as determined by the Compensation Committee) of its initially established dollar value. The Compensation Committee may instead provide that outstanding awards that are not assumed or substituted with economically equivalent awards in connection with a change in control will be cancelled in exchange for a cash payment.

In the event of death or disability, unvested options will become fully vested, and upon death, disability or retirement, a pro rata portion of the restricted stock and restricted stock units that would be eligible for lapse of restrictions on the next anniversary date of the grant will lapse. All unvested stock options, restricted stock and restricted stock unit awards will be forfeited for any other reason of termination. For the performance units, the NEO shall receive accrued awards plus a pro rata portion of the award (based on number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated due to death, disability, or retirement.

TreeHouse Foods, Inc. Annual Incentive Plan

In the event of a voluntary or involuntary termination of the NEO without Cause, or resignation by the NEO for Good Reason, no portion of the Annual Incentive Award will be received by the NEO.

In the event of death, disability or retirement, the NEO will receive a pro rata portion of the Annual Incentive Award (based on the number of days served during the performance period divided by the length of the performance period).

In the event of a change in control without termination, no portion of the Annual Incentive Award will be received by the NEO.
The following tables illustrate the payouts to each NEO under each of the various separation and change in control situations. A table for Mr. Reed is not presented due to his retirement from the Company in March 2018.  The tables assume that the events took place on the last business day of the fiscal year ended December 31, 2018.

Name of Participant: Steven Oakland

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	4,600,000	—	—	6,900,000	—
Interest on Severance	113,505	—	—	113,505	—
Pro-rated Annual Incentives	—	—	1,300,000	1,300,000	—
Stock Options	—	—	—	—	—
Restricted Stock Units	—	—	1,256,481	4,523,333	4,523,333
Performance Units & Cash	996,950	—	996,950	3,218,564	3,218,564
Welfare Benefits	25,182	—	—	37,773	—
Aggregate Payments	5,735,637	—	3,553,431	16,093,175	7,741,897
Name of Participant: Matthew J. Foulston

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	2,230,980	—	—	3,346,470	—
Interest on Severance	55,049	—	—	55,049	—
Pro-rated Annual Incentives	—	—	528,390	528,390	—
Stock Options	—	—	—	—	—
Restricted Stock Units	—	—	331,418	1,207,743	1,207,743
Performance Units & Cash	298,134	—	298,134	1,059,604	1,059,604
Welfare Benefits	32,612	—	—	48,918	—
Aggregate Payments	2,616,775	—	1,157,942	6,246,174	2,267,347

Name of Participant: Thomas E. O’Neill

	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement (1) ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	2,190,722	—	—	3,286,083	—
Interest on Severance	54,056	—	—	54,056	—
Pro-rated Annual Incentives	—	518,855	518,855	518,855	—
Stock Options	—	—	—	—	—
Restricted Stock Units	—	293,344	293,344	934,417	934,417
Performance Units & Cash	269,431	269,431	269,431	1,110,001	1,110,001
Welfare Benefits	31,670	—	—	47,505	—
Aggregate Payments	2,545,879	1,081,630	1,081,630	5,950,917	2,044,418

(1) Mr. O'Neill is retirement eligible (pursuant to the terms of the Equity and Incentive Plan); therefore, he is eligible to receive a pro-rated portion of the annual incentives, restricted stock units, and performance units.
Name of Participant: Erik T. Kahler

	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	777,490	—	—	1,554,980	—
Interest on Severance	25,579	—	—	25,579	—
Pro-rated Annual Incentives	—	—	333,210	333,210	—
Stock Options	—	—	—	—	—
Restricted Stock Units	—	—	160,004	509,805	509,805
Performance Units & Cash	146,982	—	146,982	605,824	605,824
Welfare Benefits	13,007	—	—	26,015	—
Aggregate Payments	963,058	—	640,196	3,055,413	1,115,629

Name of Participant: Lori G. Roberts

	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	777,490	—	—	1,554,980	—
Interest on Severance	25,579	—	—	25,579	—
Pro-rated Annual Incentives	—	—	333,210	333,210	—
Stock Options	—	—	—	—	—
Restricted Stock Units	—	—	160,004	509,805	509,805
Performance Units & Cash	146,982	—	146,982	605,824	605,824
Welfare Benefits	15,012	—	—	30,025	—
Aggregate Payments	965,063	—	640,196	3,059,423	1,115,629
Name of Participant: Maurice Alkemade

	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	775,075	—	—	1,215,810	—
Interest on Severance	25,500	—	—	25,500	—
Pro-rated Annual Incentives	—	—	332,175	332,175	—
Stock Options	—	—	—	—	—
Restricted Stock Units	—	—	161,581	538,032	538,032
Performance Units & Cash	132,504	—	132,504	320,834	320,834
Welfare Benefits	13,007	—	—	26,015	—
Aggregate Payments	946,086	—	626,260	2,458,366	858,866

2018 DIRECTOR COMPENSATION

Directors who are full-time employees of the Company receive no additional fees for service as a director. Non-employee directors receive a combination of cash payments and equity-based compensation as shown in the table and narrative below:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($)	Total ($)
George V. Bayly	112,500	167,240	279,740
Linda K. Massman	107,500	167,240	274,740
Dennis F. O’Brien	140,000	167,240	307,240
Frank J. O’Connell	122,500	167,240	289,740
Matthew E. Rubel (1)	97,500	199,004	296,504
Ann M. Sardini	130,000	167,240	297,240
Gary D. Smith	265,000	167,240	432,240
Jean E. Spence (1)	67,500	104,886	172,386
David B. Vermylen	390,000	167,240	557,240

(1) Mr. Rubel and Ms. Spence became non-management directors of the Company in February 2018 and September 2018, respectively; therefore, they received a pro-rata portion of cash compensation and the annual restricted stock unit grant for 2018.

Cash Compensation

For the 2018-2019 Board year, non-management directors of the Company received a cash retainer of $90,000 per year. Committee members received additional annual cash retainers as follows: Audit Committee $7,500; Compensation Committee $5,000; and Nominating and Corporate Governance Committee $5,000. The Chairman of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received additional annual cash retainers of $17,500, $15,000, and $15,000, respectively. No individual meeting attendance fees are paid to Board or Committee members.

Fees Earned or Paid in Cash

	Annual Retainer ($)	Nominating & Corporate Governance Committee ($)	Audit Committee ($)	Compensation Committee ($)	Chairman of the Board ($)	Other (1) ($)	Total ($)
George V. Bayly*	90,000	15,000	7,500	—	—	—	112,500
Linda K. Massman*	90,000		17,500	—	—	—	107,500
Dennis F. O'Brien	90,000	5,000	—	5,000	—	40,000	140,000
Frank J. O'Connell	90,000	—	7,500	5,000	—	20,000	122,500
Matthew E. Rubel	90,000		7,500	—	—	—	97,500
Ann M. Sardini*	90,000	5,000	—	15,000	—	20,000	130,000
Gary D. Smith	90,000	—	—	—	175,000	—	265,000
Jean E. Spence	67,500	—	—	—	—	—	67,500
David B. Vermylen	90,000	—	—	—	—	300,000	390,000
* Chairman

(1)
Payments included in this column for Messrs. O'Brien, O'Connell, and Ms. Sardini reflect fees for the extensive time commitment related to the CEO search. Payments to Mr. Vermylen reflect fees for services provided as a consultant.

Equity-Based Compensation

To ensure that directors have an ownership interest aligned with other stockholders, each non-management director will be granted options and/or restricted stock units of the Company’s stock having a value determined by the Board. The grant date fair value of restricted stock units granted in 2018 for each non-employee director was $167,240.

Outstanding Awards (as of December 31, 2018)

	Stock Options (#)	Restricted Stock Units (#)	Vested & Deferred Restricted Stock Units * (#)
George Bayly	—	4,370	21,590
Linda K. Massman	—	4,370	—
Dennis F. O’Brien	—	4,370	9,560
Frank J. O’Connell	—	4,370	19,320
Matthew E. Rubel		5,200	—
Ann M. Sardini	—	4,370	3,700
Gary D. Smith	—	4,370	23,620
Jean E. Spence	—	2,012	—
David B. Vermylen	19,750	4,370	13,610

*	Vested and deferred restricted stock units are deferred until termination of service from the Board.

Board Stock Ownership

At the same time that we adopted formal stock ownership and holding guidelines for management, we also adopted ownership and holding guidelines for the Board. All outside directors are covered by the guidelines and must achieve a stock ownership level equal to three times their annual retainer within five years of joining the Board. Similar to the management guidelines, shares of stock owned outright or through a trust, and vested restricted stock and restricted stock units count towards fulfillment of the guidelines. All of our outside directors are currently in compliance with these guidelines.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

No member of the Compensation Committee was, during the year ended December 31, 2018, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December 31, 2018.

COMMITTEE REPORTS

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference this Proxy Statement or future filings with the SEC, in whole or in part, the following Committee reports shall not be deemed to be incorporated by reference into any such filings, except to the extent we specifically incorporate by reference a specific report into such filing. Further, the information contained in the following committee reports shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in any of these reports be treated as soliciting materials.

The Board has established three (3) committees to help oversee various matters of the Company. These include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these Committees operates under the guidelines of their specific charters. These charters may be reviewed on our website at www.treehousefoods.com. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of four (4) independent directors, Ms. Massman and Messrs. Bayly, O’Connell, and Rubel, and operates pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Audit Committee is responsible for overseeing and monitoring the integrity of the Company’s financial statements, accounting and financial reporting processes, systems of internal control over financial reporting, compliance with legal and regulatory financial accounting requirements, audits of the Company’s financial statements, and review of the performance of the Audit Committee. The Audit Committee also regularly receives and reviews reports from the third party whistleblower hotline provider.

The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon. The Audit Committee’s responsibilities are to monitor and oversee the audit process, and to appoint, compensate and evaluate the performance of the independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with Deloitte & Touche LLP any relationships that may impact its objectivity and independence, and the Audit Committee satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee has reviewed and discussed the financial statements with management. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with Deloitte & Touche LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP’s audit of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

Based on the Audit Committee’s discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

In order to assure that the provision of audit and non-audit services provided by Deloitte & Touche LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve all audit services to be provided to the Company by Deloitte & Touche LLP, and all other services, including review, attestation and non-audit services, other than de minimis services that satisfy the requirements of the New York Stock Exchange and the Exchange Act, pertaining to de minimis exceptions.

This report is respectfully submitted by the Audit Committee of the Board.

Linda K. Massman, Chairman
George V. Bayly
Frank J. O’Connell
Matthew E. Rubel

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is currently comprised of three independent directors, Mr. Bayly, Mr. O'Brien, and Ms. Sardini. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Committee will consider nominees who are recommended by stockholders, provided such nominees are recommended in accordance with the nominating procedures set forth in the Company’s By-laws. The Board adopted a charter for the Nominating and Corporate Governance Committee in June 2005.

This report is respectfully submitted by the Nominating and Corporate Governance Committee of the Board.

George V. Bayly, Chairman
Dennis F. O'Brien
Ann M. Sardini

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is comprised of Ms. Sardini, Mr. O’Brien, and Mr. O'Connell and operates pursuant to a written charter. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Company’s Proxy Statement to be filed in connection with the Meeting, each of which will be filed with the SEC.

This report is respectfully submitted by the Compensation Committee of the Board.

Ann M. Sardini, Chairman
Dennis F. O’Brien
Frank J. O'Connell

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed for professional services rendered for the audit of our consolidated financial statements, audit of our internal controls over financial reporting and review of our quarterly reports on Form 10-Q and fees billed for other services rendered by Deloitte & Touche, LLP for 2017 and 2018:

	2017 ($)	2018 ($)
Audit Fees	4,873,123	4,553,167
Audit-Related Fees	1,895	3,138,394
Tax Fees	186,895	241,895
Other	168,976	—
Total Fees	5,230,889	7,933,456

Audit fees include fees associated with the annual audit of our consolidated financial statements and internal controls over financial reporting and reviews of the Company’s quarterly reports on Form 10-Q.

Audit-related fees include due diligence services related to acquisitions and divestitures and procedures related to various other audit and special reports.

Tax fees include professional services in connection with tax compliance and advice.

All other fees include fees for non-audit services not listed above that do not impair the independence of the auditor and are not prohibited by the SEC or PCAOB, including a review of the Company’s cyber security capability.

The Audit Committee pre-approved all of the audit, audit-related, tax and other services in accordance with the pre-approval policies described above under the heading “Committee Reports — Report of the Audit Committee” and determined that the independent accountant’s provision of non-audit services is compatible with maintaining the independent accountant’s independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We maintain policies and procedures relating to the review, approval or ratification of transactions in which we are a participant and in which any of our directors, executive officers, major stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this Proxy Statement as related parties. Our Code of Ethics, which is available on our website at www.treehousefoods.com, prohibits our employees, including our executive officers, and directors from engaging in specified activities without prior approval. These activities typically relate to conflict of interest situations where an employee or director may have significant financial or business interests in another company competing with or doing business with us, or who stands to benefit in some way from such a relationship or activity. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.

We review all relationships and transactions in which the Company and our directors, executive officers, or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest and whether such transactions involve at least $120,000. Our law department has responsibility for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify such related party relationships and transactions. We also require that directors and executive officers notify our General Counsel of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible and we gather information regarding possible related party transactions throughout the year. As required under SEC rules, transactions involving the Company that exceed $120,000 and that a related party has a direct or indirect material interest in will be disclosed in our Proxy Statement. Our Board has responsibility for reviewing and approving or ratifying related person transactions.

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM
(PROPOSAL 3)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval of stockholders of the Company’s executive compensation program and practices as disclosed in this Proxy Statement. As approved by its stockholders at the 2011 Annual Meeting of Stockholders, consistent with the Board’s recommendation, the Company is submitting this proposal for a non-binding vote on an annual basis. Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2019 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosure.”

The Company has a pay-for-performance philosophy that forms the foundation of our decisions regarding executive compensation. This philosophy and the compensation structure approved by the Compensation Committee are central to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our NEOs in variable or “pay at risk” compensation programs (annual and LTI plans). Our program also aligns the NEO's financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other LTI vehicles.

We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our NEOs.

This advisory vote on the Company’s executive compensation program and practices is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review the voting results when evaluating our executive compensation program.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Meeting is required for approval of this advisory resolution.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE
ADVISORY RESOLUTION SET FORTH ABOVE.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE APPROVAL OF THE
ADVISORY RESOLUTION SET FORTH ABOVE UNLESS STOCKHOLDERS SPECIFY A
CONTRARY VOTE.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TREEHOUSE FOODS, INC.
EQUITY AND INCENTIVE PLAN, INCLUDING AN INCREASE IN THE
NUMBER OF SHARES SUBJECT TO THE PLAN (PROPOSAL 4)

At our 2017 Annual Meeting of Stockholders, a majority of our stockholders approved the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan. The Compensation Committee of the Board, on behalf of the Board, has approved, subject to stockholder approval, a further amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan (as so amended and restated, the “Plan”) in order to extend the term of the Plan to February 27, 2029, increase the number of shares available for issuance under the Plan, and to make certain other changes to the Plan as described below. At the Meeting, stockholders will be asked to approve the Plan, as amended and restated.

The Board of Directors and Compensation Committee have carefully considered the compensation needs of the Company in determining the number of shares to be subject to the Plan. When combined with our outstanding share balance, we believe the requested 1,450,000 additional shares will support three years of annual and on-going grants. The Compensation Committee believes three years of awards provides adequate equity to allow competitive equity awards in the near term while ensuring that we return to shareholders on a frequent basis for approval of additional shares. The Company evaluated past equity compensation practices, the number of shares likely to be needed for future grants, and benchmark data of long term incentive compensation at both the individual position and aggregate level. Meridian Compensation Partners LLC (“Meridian”), the independent consultant for the Compensation Committee, has also provided analysis and recommendations supporting the request.

The Company believes that its burn-rate and overhang are appropriate for TreeHouse as a private-label food company. Private-label food products are typically sold at a significant discount to branded equivalent products. As a result, the cost of product components and employment costs are significantly higher as a percentage of revenue for private-label food products in comparison with branded products. As a primarily private-label company, TreeHouse’s cost, burn-rate and overhang for employee equity programs are generally higher than branded food companies that have a lower percentage of employment costs in their margin structure. TreeHouse is one of the few publicly traded, private-label food companies; and we are the only publicly traded, highly diversified, multibillion dollar private-label food company in the United States. Due to the lack of true comparators, the Company’s compensation comparator group and the peer groups established by external proxy advisory groups are primarily composed of larger, branded food companies.

Our potential dilution, or overhang, from outstanding awards and shares available for future awards under the Plan will be approximately 13.5%. This percentage is calculated on a fully diluted basis, based on the total shares underlying outstanding stock-based awards (2,710,000), the shares available for future awards under the prior plan, (4,579,216), the additional shares to be reserved under the Plan (1,450,000), and the total shares of Company common stock outstanding as of January 31, 2019 (55,988,420). The average ‘burn rate’ for awards granted to TreeHouse employees in the last three fiscal years is approximately 2.6% percent. Burn rate is calculated as the number of awards granted (stock options and restricted stock units) divided by the weighted average number of common shares outstanding.

Expanding the share reserve under the Plan is critical to our ability to attract, motivate and retain highly qualified talent and align pay with shareholder outcomes beyond 2019. If we do not increase the share reserve at our 2019 meeting, we would need to make significant changes to our equity award practices. The changes to our practices would limit our flexibility to provide competitive compensation.

The Plan includes a number of specific terms and limitations that the Board believes are consistent with the long-term interests of our stockholders and sound corporate governance practices, such as:

•	Minimum Vesting Provision. The Plan requires that 95% or more of the equity awards have a one-year minimum vesting period.

•	Prohibiting Dividends on Unvested Shares. The Plan prohibits the payment of dividends on time-based and performance-based equity awards before the vesting of the underlying award.

•
No Evergreen Provision.    The Plan provides for a fixed reserve of shares of our common stock available for awards granted under the Plan and does not provide for any annual increase of available shares.

•
Conservative Share-Counting Provisions.    The Plan prohibits shares tendered to pay the exercise price or shares withheld for payment of taxes of stock options and stock appreciation rights (“SARs”) to be added back to the number of shares remaining available for issuance under the Plan. In addition, the Plan contains a fungible share design under which each share subject to an award other than stock options and SARs will count as 2.07 shares against the total number of shares we have reserved for issuance under the Plan. The fungible share design is used in recognition of the fact that full-value awards can potentially be more costly to our stockholders than awards based on appreciation of stock price, such as options and SARs.

•	Limited Terms. The Plan sets the maximum term for options and SARs at ten years. The Plan will terminate in 2029.

•	No Stock Option Repricing. The Plan expressly prohibits the repricing of stock options and SARs, including through cancellations in exchange for another award or cash, without shareholder approval.

•	No Discounted Stock Options or SARs. The Plan requires the exercise price of stock options and SARs to be not less than the fair market value of our common stock on the date of grant.

•	Change in Control Definition Limited. The Plan contains a change in control definition that would trigger payments, if any, to participants only when an actual change in control of TreeHouse occurs.

•	Limits on Non-Employee Director Awards. The Plan contains an annual award limit of $500,000 in fair market value for non-employee directors.

•
Double-Trigger Change-in-Control Requirement.    The Plan provides that if a non-vested award is assumed or replaced by a successor entity upon a change in control, vesting of such award will accelerate upon an employee’s qualifying termination of employment following the change in control. Awards not assumed or replaced will vest upon a change in control.

The material terms of the Plan and of the proposed amendments are provided below.

Material Amendments to the Plan

•
On February 27, 2019, the Compensation Committee, on behalf of the Board approved, subject to stockholder approval, the amendment and restatement of the Plan that would increase the maximum number of shares of common stock that may be issued under the Plan by 1,450,000 shares from 16,060,167 to 17,510,167 shares. As of December 31, 2018, there were 2,710,000 shares subject to outstanding awards under the Plan and 4,579,216 shares available for future awards under the Plan. The Company anticipates using 2,100,000 shares for our annual grant and the 2019 accelerated performance plan during the first quarter of 2019, leaving only 2,479,216 shares available. With the addition of 1,450,000 shares requested pursuant to the amendment and restatement, there would be 3,929,216 shares available for future grants. This amount would equate to a maximum of 1,898,172 shares that could be issued pursuant to full value awards like restricted stock units and performance units when applying the 2.07:1 fungible share counting ratio in the Plan. The Compensation Committee believes that increasing the total number of shares available for awards under the Plan is necessary to ensure that a sufficient number of shares will be available to fund our compensation programs. If the amendment and restatement is not approved, the Company expects that it will not have enough shares in the Plan to provide management and directors an annual market equity grant beyond 2020 in a manner consistent with prior practices. If the amendment is approved by our stockholders, we plan to register the offer and sale of the 1,450,000 additional shares of common stock on a registration statement on Form S-8. We anticipate we would have enough shares, after approval by our stockholders, to provide annual market equity grants for approximately three years, in a manner consistent with prior practices. If shares of our common stock are changed into or exchanged for a different kind or number of shares, for example in the event of a stock split, stock dividend or other recapitalization, then the number and kind of shares which may be issued under the Plan, the limitations on the number of shares which may be made subject to awards and the terms and provisions of outstanding awards will be appropriately adjusted to reflect such change in the common stock.

•	The term of the Plan has been extended to February 27, 2029, which is 10 years from the effective date of the amendment and restatement.

Description of the TreeHouse Foods, Inc. Equity and Incentive Plan
The following is a summary of the Plan, as amended and restated, subject to receiving stockholder approval. For a more complete understanding of the Plan, please refer to the entire text of the Plan, a copy of which is included with this Proxy Statement as Appendix A.
The purposes of the Plan are to attract and retain non-employee directors, consultants, executive personnel and other key employees of outstanding ability, to motivate them by means of performance-related incentives and to enable them to participate in our growth and financial success. Eligibility to participate in the Plan is limited to our non-employee directors, consultants, and employees (including officers and directors who are employees) and the non-employee directors, consultants, and employees of our subsidiaries. As of February 27, 2019, we had approximately 14,200 employees and consultants and nine non-employee directors.
The Plan is administered by our Compensation Committee, which consists entirely of independent directors. The Compensation Committee or, with respect to awards to employees who are below the position of TreeHouse senior vice president

(or any analogous title) and not executive officers, and if the committee so designates, our Chief Executive Officer or such other officer or officers will, from time to time, determine the specific persons to whom awards under the Plan will be granted, the extent of any such awards and the terms and conditions of each award. The Compensation Committee or its designee, pursuant to the terms of the Plan, also will make all other necessary decisions and interpretations under the Plan.
Under the Plan, the Compensation Committee may grant awards of various types of equity-based compensation, including stock options, SARs, restricted stock and restricted stock units, performance shares and performance units and other types of stock-based awards, and cash-based compensation consisting of annual bonuses. The maximum number of shares that are available to be awarded under the Plan is 17,510,167 shares of common stock of the Company, which is equal to the sum of (i) 16,060,167 shares previously authorized under the Plan and (ii) 1,450,000 shares requested pursuant to this amendment and restatement of the Plan.
The maximum number of shares of our common stock that may be issued under the Plan with respect to incentive stock options may not exceed 1,000,000 shares. In addition, no participant may be granted awards of restricted stock, restricted stock units, performance shares and performance units covering more than 1,500,000 shares in any calendar year and no participant may be granted options and SARs over 1,500,000 shares of our common stock in any calendar year. No more than $5,000,000 may be paid to any one participant with respect to cash-based awards made during a calendar year. Shares subject to awards that expire without being exercised, are cancelled or terminated or otherwise settled without the issuance of any shares of common stock shall again be available for grant under the Plan. Shares withheld to satisfy tax obligations for awards other than stock options and stock appreciation rights will again be available for issuance under the Plan. The following shares will not be added back to the aggregate number of shares of common stock available for issuance under the Plan: (i) shares tendered to us or withheld by us to pay the exercise price of a stock option, or to satisfy any tax withholding obligation with respect to stock options or stock appreciation rights; (ii) shares subject to stock appreciation rights that are not issued in connection with the settlement of stock appreciation rights for shares upon exercise; and (iii) shares from stock options that are “net exercised” to cover the exercise price.
The Plan contains a fungible share design such that each share subject to an award that is not a stock option or SAR granted pursuant to the Plan (a “full-value award”) will count as 2.07 shares against the total number of shares we have reserved for issuance under the Plan. This provision is included in the Plan because we recognize that full-value awards can potentially be more costly to our stockholders than awards whose value is derived solely from the appreciation of the underlying common stock, such as stock options and stock appreciation rights. The Plan also provides that for the purpose of determining the number of shares available under the Plan, the number of shares available for issuance under the Plan is increased by one (1.00) share for every one (1.00) share granted in respect of options or SARs that that again become available for grant and two and seven hundredths (2.07) shares for every one (1.00) share granted in respect of awards other than options or SARs that again become available for grant under the Plan.

Performance Shares and Performance Units; Performance Awards; Performance Criteria
The Compensation Committee may grant awards of performance shares or performance units under the Plan based upon the achievement of specified performance objectives or the occurrence of other events, such as a change in control, as determined by the Compensation Committee in its discretion. The Compensation Committee has the authority to determine other terms and conditions of the performance shares and performance units. Participants may not transfer any shares underlying such awards before they vest. The Compensation Committee may also grant performance awards under the Plan. Performance awards may be payable in cash or in shares of common stock, and may relate to a single year performance period, such as an annual bonus award, or multi-year periods.
Unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement, if a participant’s service is terminated by reason of death, disability or retirement during the relevant performance period, the participant (or any designated beneficiary) will be entitled to the same payment in respect of the performance award, performance shares or performance units for that performance period as would have been payable if the participant’s service with us had continued until the end of that performance period (based on actual performance), prorated based on the participant’s length of service during the performance period. If a participant’s service is terminated for any other reason, all of the participant’s rights to the performance award, performance shares and performance units will be immediately forfeited and cancelled (unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement), and in any event, all such rights will be immediately forfeited and cancelled upon termination of employment for cause.
The Compensation Committee may establish performance goals applicable to any award, including performance awards, performance shares and performance units. When establishing a performance goal, the Compensation Committee will determine the performance period over which performance against the goal will be measured and the amount of cash or number or value of shares earned based on the level of the performance goal achieved. Additional provisions relating to the setting of the performance goal, certifying achievement of performance against the goal and the amount earned, and the ability to use negative discretion to reduce the amount earned apply to awards made to executive officers which are intended to meet the tax deductibility rules for “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Plan provides that the Compensation Committee may base the performance goals upon the relative or comparative attainment of one or more of the following performance criteria, (whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): working capital, book value, cash flow (including funds from operations), customer satisfaction, combined ratio, earnings (either in aggregate or on a per-share basis), earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA), economic value added, expenses/costs, gross or net income, gross or net operating margins, gross or net profits, gross or net revenues, inventory turns, margins, market share, net income or earnings, operating income or earnings, operational performance measures, pre-tax income, productivity ratios and measures, profitability ratios, return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment), share price (including growth in share price and total shareholder return), strategic business objectives (including objective project milestones), or transactions relating to acquisitions or divestitures, and, in the case of persons who are not executive officers, such other criteria as may be determined by the Compensation Committee. Performance criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. When establishing performance criteria for a performance period, the Compensation Committee shall exclude, unless it determines otherwise at the time that it establishes the performance criteria, (i) any or all items determined to be unusual in nature and/or infrequent in occurrence as determined under ASC Topic 225, (ii) charges or costs associated with restructuring of the Company or any subsidiary, (iii) discontinued operations, (iv) other unusual or non-recurring items, (v) the cumulative effects of accounting changes or (vi) such other objective factors as the Compensation Committee deems appropriate.
The Compensation Committee, in its discretion, may at any time after the grant date completely or partially waive the performance criteria, performance condition, service condition or other restriction imposed on an award of performance awards, performance shares and performance units upon a change in control or upon a participant’s termination of service by reason of death or disability, except to the extent such waiver would result in an award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code to no longer qualify as performance-based compensation.
Restricted Stock and Restricted Stock Units
The Compensation Committee may grant awards of restricted stock and restricted stock units under the Plan. The restricted stock and restricted stock units are forfeitable and shall not be eligible for dividends until they vest, and the participant may not transfer the restricted stock before it vests. The restricted stock and the restricted stock units will vest as specified in the applicable award agreement, but no earlier than the first anniversary of the date of grant (subject to the participant’s continued service with us) or upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Compensation Committee in its discretion. Unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement, if a participant’s service is terminated by reason of retirement or death or disability during the restriction period, a pro rata portion of any restricted stock or restricted stock units (in the case of retirement, restricted stock units only) held by the participant will vest and become nonforfeitable based on the number of full calendar months of the participant’s service relative to the number of months in the restriction period at the date of termination. If the restricted stock units are subject to performance criteria and the participant terminates due to retirement, then the pro rata share portion of such award described in the previous sentence will be earned and vest, if at all, based on the actual achievement of such performance criteria during the performance period. If a participant’s service is terminated for any other reason, any restricted stock or restricted stock units held by the participant will be immediately forfeited and cancelled (unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement), and, in any event, all such restricted stock and restricted stock units will be immediately forfeited and cancelled upon termination of service for cause.
The Compensation Committee, in its discretion, may at any time after the grant date waive the restriction period and any restrictions, conditions or limitations imposed on an award of a restricted stock or restricted stock units upon a change in control or upon a participant’s termination of service by reason of death or disability, except to the extent such waiver would result in an award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code to no longer qualify as performance-based compensation.
Stock Options and Stock Appreciation Rights
The Compensation Committee may grant awards of stock options and SARs under the Plan. The stock options may be either “incentive stock options” (as that term is defined in Section 422 of the Code), which provide the recipient with favorable tax treatment, or options that are not incentive stock options (“non-qualified stock options”). The Compensation Committee has the authority to determine the terms and conditions of the stock options and SARs, including the number of shares subject to each stock option and SAR, the exercise price per share, which must be at least the fair market value of a share of our common stock on the date of grant (as determined in accordance with the Plan), and when the stock option or SAR will become exercisable. The stock options and SARs will become vested and exercisable as specified in the applicable award agreement, including upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Compensation Committee in its discretion. The exercise period for any stock options and SARs awarded under the Plan may not extend beyond ten years from the date of grant.
Stock options and SARs awarded under the Plan that become vested and exercisable may be exercised in whole or in part. The exercise price must be paid either in cash or cash equivalents or, if permitted by the Compensation Committee, with previously acquired shares of our common stock, by means of a brokered cashless exercise or by a combination of the foregoing provided that the consideration tendered, valued as of the date tendered, is at least equal to the exercise price for the stock options being exercised.
Upon exercise of a SAR, the participant will receive a payment equal to the increase in the fair market value of a share of common stock on the date of exercise over the exercise price (fair market value on date of grant), multiplied by the number of shares with respect to which the SAR is exercised. The payment will be made in cash or shares of common stock of equivalent value.

Unless otherwise determined by the Compensation Committee or provided for in an employment or individual severance agreement, if a participant’s service is terminated by reason of death or disability, all stock options and SARs held by the participant at the date of termination will vest and become exercisable and will remain exercisable until the earlier of (i) the second anniversary of such termination (or, for incentive stock options, the first anniversary of such termination) or (ii) the expiration date of the option or SAR. If a participant’s service is terminated for any other reason, unless otherwise specified in the applicable award agreement, any stock options held by the participant that have not become vested and exercisable will be immediately cancelled and any stock options that have become vested and exercisable will remain exercisable for 90 days following such termination. In any event, all stock options and SARs (whether or not then vested and exercisable) will be immediately cancelled upon termination of service for cause. The Plan prohibits the repricing of stock options or SARs, including through cancellations in exchange for another award or cash.
In addition, if the exercise period of a stock option or SAR would expire at a time when trading in our common stock is prohibited by federal securities law or the Company’s insider trading policy, the expiration of the stock option or SAR will be automatically extended until the thirtieth calendar day following the expiration of such prohibition (so long as the extension does not violate Section 409A of the Code).
Other Stock-Based Awards
The Plan permits the Compensation Committee to grant other forms of stock-based awards with such terms and conditions as the Compensation Committee determines, including provisions relating to the impact of termination of service and a change in control. Such awards may include outright grants of shares without restriction or awards structured to meet the requirements of non-U.S. law or practice. Such awards may be settled by the issuance of shares or by a cash payment equal to the value of the shares earned under the award.
Change in Control
Except as otherwise provided in an employment or individual severance agreement or award agreement, upon a change in control (as defined in the Plan) of the Company, each outstanding award may be assumed by the successor entity or replaced with economically equivalent awards (“Replacement Awards”). Such Replacement Awards shall (i) be subject to “double-trigger” vesting as follows: if a participant’s service is terminated other than for cause or due to good reason within 24 months following the change in control, such Replacement Awards will immediately vest upon such termination, and (ii) if the Replacement Award was a performance award, performance share or performance unit then such award (A) will no longer subject to any performance criteria, which will be deemed satisfied at the higher of actual performance through the date of the change in control or the target performance level for such Replacement Awards and (B) will be subject only to a time-based vesting period substantially equivalent to the applicable remaining performance period for such Replacement Award, subject to acceleration pursuant to (i) above.
If the successor entity fails to assume or replace any outstanding awards as described above, then (i) all outstanding stock options, SARs and other stock-based awards will become immediately vested and exercisable; (ii) the restriction period of all outstanding restricted stock and restricted stock units will immediately lapse; (iii) each outstanding performance award and performance share will be cancelled in exchange for 100% of the amount earned upon full achievement of applicable performance criteria; and (iv) each outstanding performance unit will be cancelled in exchange for a payment equal to the value that would have been payable had each such performance unit been deemed equal to 100% of its initially established dollar or local currency denominated value. In addition, if the successor entity fails to assume or replace any outstanding awards as described above, the Compensation Committee may provide that in connection with a change in control:

•
each stock option and SAR will be cancelled in exchange for an amount equal to the excess, if any, of the price per share offered in respect of our common stock in conjunction with the transaction giving rise to the change in control or, in the case of a change in control occurring by reason of a change in the composition of our Board, the highest fair market value of our common stock on any of the preceding 30 trading days (such price, the “Change in Control Price”) over the exercise price for such option; and

•
each share of restricted stock and each restricted stock unit will be cancelled in exchange for an amount equal to the Change in Control Price multiplied by the number of shares of our common stock covered by such award. All amounts payable as a result of a change in control will be paid in cash or, at the discretion of the Compensation Committee, in shares of stock of any new employer.

If a change in control occurs as a result of a merger, reorganization, consolidation or sale of all or substantially all of our assets, any participant whose service is involuntarily terminated (death, disability or other than for cause) on or after the date on which our stockholders approve the transaction giving rise to the change in control will be treated for purposes of the Plan as continuing service with us until the consummation of the change in control and to have been terminated immediately thereafter.
Adjustments in Connection with Certain Events
In the event of any equity restructuring that causes the per share value of a share of Company’s common stock to change (such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend), or in the event of any other change in corporate capitalization (including a merger, consolidation, reorganization, or partial or complete liquidation) to the extent such event does not constitute an equity restructuring or business combination within the meaning of FASB ASC Topic 718 or any successor provision, the Compensation Committee, in order to prevent dilution or enlargement of a participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of shares or other securities that may be issued under the Plan or under particular forms of awards, the number and kind of shares or other securities subject to outstanding awards, the exercise price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards. In addition, the Committee may, in its discretion, make other adjustments or modifications in the terms of any awards it deems appropriate to reflect any of the foregoing corporate events, including but not limited to the modification of performance goals, changing the length of the performance period and the substitution of property of equivalent value for the shares available under the Plan or the shares covered by Awards, in each case only to the extent permitted by Section 162(m), and in connection with the sale of a subsidiary, arranging for the assumption, or replacement with new awards, of awards held by participants following the sale of such subsidiary.

Amendment and Termination

The Board may terminate or suspend the Plan at any time, and from time to time may amend or modify the Plan, provided that without the approval by a majority of the votes cast at a duly constituted meeting of stockholders, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as a result of an adjustment in capitalization, materially increase the number of shares of stock subject to awards under the Plan or the number of awards or amount of cash that may be granted to a participant under the Plan, (iii) materially modify the requirements for participation in the Plan, or (iv) materially modify the Plan in any way that would require stockholder approval under any regulatory requirement that the Compensation Committee determines to be applicable. Consequently, the Plan cannot be amended to remove the prohibition on re-pricing or to permit the grant of options or SARs at below fair market value exercise prices without stockholder approval. No amendment, modification, or termination of the Plan shall in any material way adversely affect any award previously granted under the Plan without the consent of the participant. The Plan shall continue in effect, unless sooner terminated by the Board, until February 27, 2029, the tenth anniversary of the date on which the Plan was adopted by the Board, at which time no additional awards may be granted. The Board or the Compensation Committee may amend an award agreement without participant consent, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an award agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that generally applies to Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes.

Non-Qualified Stock Options.    The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.    The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if the participant was, without a break in service, employed by us or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, the additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights.    The grant of a stock appreciation right will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Performance Shares.    A grant of restricted stock or performance shares will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restriction period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date. In such a case, we will be entitled to a corresponding deduction on the date of grant.

Restricted Stock Units and Performance Units.    A grant of restricted stock units or performance units will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder of restricted stock units during the restriction period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividend equivalents are paid. No election pursuant to Section 83(b) of the Code may be made.

Performance Awards and Other Stock-Based Awards.    A grant of a performance award or other unvested stock-based award will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.

Tax Withholding.    As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.

The preceding is based on current federal tax laws and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2018:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column(a))
	(in millions)				(in millions)
Equity compensation plans approved by security holders:
TreeHouse Foods, Inc. Equity and Incentive Plan	2.7	(1)	$75.24	(2)	4.6
Equity compensation plans not approved by security holders:
None	—		—		—
Total	2.7		$75.24		4.6

(1)	Includes 0.8 million restricted stock units and 0.2 million performance unit awards outstanding under the TreeHouse Foods, Inc. Equity and Incentive Plan.

(2)
Restricted stock units and performance units do not have an exercise price because their value is dependent upon continued performance conditions. Accordingly, we have disregarded the restricted stock units and performance units for purposes of computing the weighted-average exercise price.

New Plan Benefits Table

No awards have been granted under the 2019 Plan. All awards granted under the 2019 Plan will be made in the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the 2019 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2019 Plan.

RECOMMENDATION:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
OF THE AMENDMENT AND RESTATEMENT OF THE TREEHOUSE FOODS, INC.
EQUITY AND INCENTIVE PLAN, INCLUDING AN INCREASE IN THE
NUMBER OF SHARES SUBJECT TO THE PLAN.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2020 pursuant to Rule 14a-8 under the Exchange Act must send notice of such proposal to us so that we receive it no later than November 11, 2019. Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2020 other than pursuant to Rule 14a-8 must comply with the notice provisions in our By-laws. The notice provisions in our By-laws require that, for a proposal to be properly brought before the Annual Meeting of Stockholders in 2020, proper notice of the proposal must be received by us not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of this year’s meeting, or no later than January 24, 2020.  Stockholder proposals should be addressed to TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, IL 60523, Attention: Corporate Secretary.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders and other interested parties may contact the Board, the non-management directors or any individual director (including the Lead Independent Director) by writing to them c/o TreeHouse Foods Corporate Secretary, 2021 Spring Road, Suite 600, Oak Brook, IL 60523, and such mail will be forwarded to the director or directors, as the case may be.

OTHER MATTERS

If any other matters properly come before the Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

The Annual Report of the Company for the year ending December 31, 2018 is being distributed to stockholders together with this Proxy Statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.treehousefoods.com. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.

You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning Thomas E. O’Neill, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary at our principal executive office: TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, telephone (708) 483-1300.

By Order of the Board of Directors

Thomas E. O'Neill
Corporate Secretary

Appendix A

TREEHOUSE FOODS, INC. EQUITY AND INCENTIVE PLAN

(Amended and Restated Effective February 27, 2019)

Section 1.    PURPOSE

The TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated effective February 27, 2019 (the “Plan”), was originally an amendment and restatement of the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan approved by stockholders on April 19, 2007, April 23, 2015 and April 27, 2017. The Plan is intended to promote the interests of the Company and its shareholders by (i) attracting and retaining non-employee directors and executive personnel and other key employees of outstanding ability; (ii) motivating non-employee directors and executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range Performance Criteria; and (iii) enabling such non-employee directors and employees to participate in the growth and financial success of the Company.

Section 2.    DEFINITIONS

(a) Certain Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act" means the Securities Exchange Act of 1934, as amended.

“Affiliate" means (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 8 of the Plan, inclusive.

“Award Agreement” means either a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant, or a written or electronic statement issued by the Company describing the terms and conditions of an Award or Awards.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful failure of a Participant to perform substantially his or her duties; (ii) a Participant’s willful or serious misconduct that has caused, or could reasonably be expected to result in, material injury to the business or reputation of an Employer; (iii) a Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; (iv) the breach by a Participant of any written covenant or agreement with an Employer, any material written policy of any Employer or any Employer’s “code of conduct”, or (v) the Participant’s failure to cooperate with an Employer in any internal investigation or administrative, regulatory or judicial proceeding; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such employment or severance agreement. In addition, the Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means the first occurrence of any of the following events after the Effective Date:

(i) any person, entity or “group” (as defined in Section 13(d) of the Act), other than the
Company, a wholly-owned subsidiary of the Company, and any employee benefit plan of the Company or any wholly-owned subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), of 30% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) the persons who, as of the Effective Date, are serving as the members of the Board (the “Incumbent

Directors”) shall cease for any reason to constitute at least a majority of the Board (or the board of directors of any successor to the Company), provided that any director elected to the Board, or nominated for election, by at least two-thirds of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii);

(iii) the Company consummates a merger or consolidation with any other corporation, and as a result of which (A) persons who were shareholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the merger or consolidation, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the Company or the surviving entity or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity described in subclause (x), and (B), within the 12-month period after such consummation of the merger or consolidation, the members of the Board as of the consummation of such merger or consolidation cease to constitute a majority of the board of directors of the Company or the surviving entity (or the entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the Company or such surviving entity);

(iv) the Company consummates a sale, transfer or other disposition of all or substantially all of the assets of the Company, which is consummated and immediately following which the persons who were shareholders of the Company immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the sale, transfer or disposition, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the entity or entities to which such assets are sold or transferred or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (x); and

(v) the shareholders of the Company approve a plan of complete liquidation of the Company, or such a plan is commenced; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Change of Control” then, with respect to any Award made to such Participant, “Change of Control” shall have the meaning set forth in such employment or severance agreement.

“Change in Control Price” means the price per share offered in respect of Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a share of Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the
Board as the Board shall from time to time designate to administer the Plan.

“Company” means TreeHouse Foods, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by an Employer to render services to such Employer and who is not a Director or an Employee.
“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Director” means any individual who is a member of the Board or the board of directors of an
Affiliate of the Company.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an Affiliate; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such employment or severance agreement.

“Effective Date” means February 27, 2019, the date on which the Plan, as amended and restated, was approved by the Committee on behalf of the Board.

“Employee” means any officer or employee employed by any Employer in a common-law employee-employer relationship.

“Employer” means the Company and any Affiliate thereof.

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act or any “covered employee” within the meaning of Section 162(m)(3) of the Code.

“Fair Market Value” means the closing price of the Stock as reported for consolidated trading of issues on the New York Stock Exchange on the date in question, or if the Stock was not traded on such date, the closing price on the first date prior thereto on which the Stock was so traded.

“Good Reason” means, as determined by the Committee in its sole discretion and solely with respect to this Plan and any Award made hereunder, the occurrence of any of the following events without the Participant’s express written consent: (i) the material reduction of the Participant’s authorities, duties, and position with the Company, (ii) a material reduction by the Company of the Participant’s base compensation, other than a reduction approved by the Board that similarly applies to all executive officers of the Company or similarly situated Participants, or (iii) a change in the offices of the Participant to a place that is more than thirty (30) miles in distance farther from the Participant’s home than the current executive offices of the Company in Oak Brook, IL; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Good Reason” then, with respect to any Award made to such Participant, “Good Reason” shall have the meaning set forth in such employment or severance agreement.

The Participant must provide notice to the Company of the existence of one or more of the foregoing conditions within ninety (90) calendar days of the initial existence of the condition, upon the notice of which the Company will have thirty (30) calendar days during which it may remedy the condition. For a Participant’s termination of Service to be on account of “Good Reason,” it must occur within one hundred eighty (180) calendar days following the initial existence of the applicable condition.

“Incentive Stock Option” means a stock option granted under Section 7 of the Plan that is designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

“Net Exercised” means the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.
“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means a stock option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-statutory Stock Option.

“Other Stock-Based Award” means an award of, or related to, shares of Stock other than Options, SARs, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 8 of the Plan.

“Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive cash or Stock (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria.

“Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 5(c) of the Plan for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned.

“Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned, provided that the minimum duration of a Performance Period shall be one-year.

“Performance Share” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive one share of Stock (or the Fair Market Value thereof in cash or any combination of cash and Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.

“Performance Unit” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant’s local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Stock or any combination thereof.

“Restriction Period” means the period of time selected by the Committee during which an Award of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan, provided that the minimum duration of a Restriction Period shall be one-year.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a fixed or variable stock denominated unit contingently awarded to a Participant under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s Service at or after the date the Participant has reached age 55 and has completed five years of Service with the Company; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such employment or severance agreement.

“Service” means the provision of services to the Company or its Affiliates in the capacity of (i) an
Employee, (ii) a Director, or (iii) a Consultant.

“Special Termination” means a termination of the Participant’s Service due to death or Disability.

“Stock” means the common stock of the Company, par value $0.01 per share.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with an
Option, designated as an SAR under Section 7 of the Plan.

“Subsidiary” means any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3.    POWERS OF THE COMMITTEE

(a) Eligibility. Each Employee, Director or Consultant who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine which Employees, Directors or Consultants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers, and each Employee, Director, Consultant, Participant or Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee. The Committee may delegate to the Company’s Chief Executive Officer and/or to such other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Company Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant’s Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f) Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth in Section 4 of the Plan regarding the maximum number of shares of Stock issuable hereunder and the maximum Award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish, without amending the Plan, subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates of any of the foregoing and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate of any of the foregoing, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

Section 4.    MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for issuance pursuant to Awards shall be 17,510,167 or the sum of (i) 16,060,167 shares of Stock previously authorized under the Plan and (ii) 1,450,000 shares of Stock requested pursuant to this most recent amendment and restatement of the Plan. Such maximum number of shares shall be subject to adjustment in Section 4(d). Notwithstanding the provisions of Section 4(b) of the Plan, the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 1,000,000 shares. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b) Canceled, Terminated, or Forfeited Awards, etc. Any shares of Stock subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award other than Options and SARs are withheld to cover taxes, such shares shall not be treated as having been issued under the Plan and shall again be available for issuance under the Plan, (ii) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award of Options or SARs are withheld to cover taxes or the exercise price of such Award, such shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan (iii) any Options are Net Exercised, the aggregate number of shares of Stock subject to such Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan, and (iv) any stock-settled SARs are exercised, the aggregate number of shares of Stock subject to such SARs shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, shares of Stock tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards of Options and SARs shall not be available for issuance under the Plan, but shares of Stock tendered to cover applicable taxes on Awards other than Options and SARs shall be available for issuance under the Plan. The number of shares of Stock remaining available for issuance shall be reduced by the number of shares of Stock subject to outstanding Awards and, for Awards that are not denominated by shares of Stock, by the number of shares of Stock actually delivered upon settlement or payment of the Award; provided, however, that, notwithstanding the foregoing, for every one Share issued in respect of an award of (i) Restricted Stock, (ii) Restricted Stock Units, (iii) Performance Shares, (iv) Performance Units, (v) Performance Awards, and (vi) Other Stock-Based Awards, the number of shares of Stock available for issuance under the Plan shall be reduced by 2.07 shares of Stock for purposes of determining the number of shares of Stock that remain available for issuance under the Plan. Solely for the purpose of applying the limitation set forth in Section 4(a), the number of shares available for issuance under the Plan shall be increased by one (1.00) Share for every one (1.00) Share granted in respect of an Award of an Option or SAR that again become available for grant pursuant to this Section 4(b) and two and seven hundredths (2.07) shares of Stock for every one (1.00) Share granted in respect of an Award other than an Award of a Stock Option or Stock Appreciation Right that again become available for grant pursuant to this Section 4(b).
(c) Individual Award Limitations.

(i) Annual Limit on Awards to Participants. Subject to the annual award limitations applicable to a non-Employee Director under Section 4(c)(ii), no Participant may be granted under the Plan in any calendar year Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units covering an aggregate of more than 1,500,000 shares of Stock, subject to adjustment as described in Section 4(d) or 10(b). No Participant may be granted Options and SARs with respect to more than 1,500,000 shares of Stock under the Plan in any calendar year, subject to adjustment as described in Section 4(d) or 10(b). The maximum aggregate cash payment with respect to cash-based Awards (including Performance Awards) granted in any one fiscal year that may be made to any Participant shall be $5,000,000.

(ii) Annual Limit on Awards to Non-employee Directors. No non-employee Director may receive in any calendar year Awards with an aggregate Fair Market Value greater than $500,000 whether such Awards are settled in cash or in shares of Stock; provided that this limit shall not apply to any Awards a non-employee Director elects to receive at Fair Market Value in lieu of all or a portion of such non-employee Director’s Compensation. “Compensation” for this purpose includes all cash remuneration payable to a non-employee Director, other than reimbursement for expenses, and shall include retainer fees for Service on the Board, fees for serving as Chairman of the Board or for serving as Chairman or member of any committee of the Board, compensation for work performed in connection with service on a committee of the Board or at the request of the Board, any committee of the Board or a Chief Executive Officer or any other kind or other category of fees or payments which may be put into effect in the future.

(d) Adjustment in Capitalization.

(i) In the event that the Committee shall determine that any stock dividend, stock split, share combination,

extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then an adjustment shall be made, as applicable, in (1) the number and class of shares of stock available for Awards under Section 4(a), (2) the limitations in Section 4(c), (3) the shares of Stock that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding share of Stock was changed, for which each such share of Stock was exchanged, or to which each such share of Stock, as the case may be, (4) the exercise price applicable to outstanding Awards, and (5) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Stock subject to an Award shall always be a whole number.

(ii) In addition to the adjustments permitted under subparagraph (d)(i) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in subparagraph (d)(i) above, including, but not limited to, (1) modifications of performance goals and changes in the length of Performance Periods, or (2) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the shares of Stock available under the Plan or the shares of Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants, but in either case only to the extent permitted by Section 162(m) of the Code with respect to Awards intended to qualify as performance-based compensation within the meaning of Section 162(m)(4) of the Code and (3) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(iii) The determination of the Committee as to the foregoing adjustments set forth in this Section
4(d), if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall conclusive and binding on Participants under the Plan.

(e) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, non-employee Directors or Consultant prior to such acquisition or combination.

(f) Minimum Vesting Standards. Any Award granted under this Plan shall be subject to a minimum vesting period of not less than one year following the date the applicable Award is granted. Notwithstanding the foregoing, the Committee may grant Awards covering up to five percent of the total number of shares of Stock authorized under this Plan without respect to the minimum vesting standards set forth in this Section 4(f). Nothing in this Section 4(f) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a holder’s death, disability, or in connection with a Change in Control.

Section 5.    PERFORMANCE AWARDS, PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Awards, Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Awards, Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance

Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units. Subject to the terms of the Plan, Performance Awards may be granted to Participants in such amounts, subject to such Performance Criteria, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Earned Performance Awards, Performance Shares and Performance Units. Performance Awards, Performance Shares and Performance Units shall become earned, in whole or in part, based upon the achievement of one or more Performance Criteria or other performance conditions achieved during a Performance Period selected by the Committee. In the case of an Award to any Executive Officer of Performance Awards, Performance Shares or Performance Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such Award must solely be subject to one or more Performance Criteria selected from among the criteria set forth in Section 5(c) of the Plan. The Committee may provide, at the time of any grant of Performance Shares or Performance Units, that if performance relative to the Performance Criteria exceeds targeted levels, the number of shares issuable in respect of each Performance Share or the value payable in respect of each Performance Unit shall be adjusted by such multiple (not in excess of
200%) as the Committee shall specify.

(c) Performance Criteria. At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: working capital, book value, cash flow (including funds from operations), customer satisfaction, combined ratio, earnings (either in aggregate or on a per-share basis), earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA), economic value added, expenses/ costs, gross or net income, gross or net operating margins, gross or net profits, gross or net revenues, inventory turns, margins, market share, net income or earnings, operating income or earnings, operational performance measures, pre-tax income, productivity ratios and measures, profitability ratios, return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment), share price (including growth in share price and total shareholder return), strategic business objectives (including objective project milestones), or transactions relating to acquisitions or divestitures, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Compensation Committee shall exclude, unless it determines otherwise at the time that it establishes the Performance Criteria, (i) any or all items determined to be unusual in nature and/or infrequent in occurrence as determined under ASC Topic 225, (ii) charges or costs associated with restructuring of the Company or any subsidiary, (iii) discontinued operations, (iv) other unusual or non-recurring items, (v) the cumulative effects of accounting changes or (vi) such other objective factors as the Compensation Committee deems appropriate.

Except in the case of Awards to Executive Officers intended to be “performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d) Special Rule for Performance Criteria. If, at the time of grant, the Committee intends an Award of Performance Awards, Performance Shares or Performance Unit to qualify as “performance-based compensation” within the meaning of Section 162(m)(4) of the Code, (i) the Committee must establish the Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code) and (ii) the Committee may not in any event increase the amount of compensation payable to a covered employee (within the meaning of Section 162(m) of the Code) upon attainment of the Performance Criteria above the maximum amount approved by the Committee in clause (i) above.

(e) Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify the amount of the Performance Award, the number of Performance Shares, or the number and value of Performance Units, that have been earned on the basis of performance in relation to the established Performance Criteria.

(f) Payment of Awards. Earned Performance Awards, Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under Section 5(e) above, provided that (i) earned Performance Awards, Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Awards, Performance Shares or Performance Units pursuant to Section 9 of the Plan shall be distributed in accordance with Section 9. The Committee shall determine whether Performance Awards, Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares of Stock payable to be determined based on the Fair Market Value of Stock on the date of the Committee’s certification under Section 5(e) above.

(g) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards, Performance Shares or Performance Units after the commencement of a Performance Period.

(h) Termination of Service.

(i) Special Termination or Retirement. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, a Participant whose Service terminates by reason of a Special Termination or due to Retirement shall be entitled to a distribution of the same Performance Awards, number of Performance Shares, or the value of Performance Units that would have been payable for the Performance Period had his or her Service continued until the end of the applicable Performance Period (based on actual performance), prorated for the Participant’s length of Service during the Performance Period. Any Performance Awards, Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as the Performance Awards, Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or Designated Beneficiary may have in respect of any Performance Awards, Performance Shares or Performance Units outstanding at the date of the Special Termination or Retirement that are not available to be earned or that are not earned in accordance with this Section 5(h)(i) shall be forfeited and canceled, effective as of the date of the Participant’s termination of Service.

(ii) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service is terminated for any reason other than a Special Termination or Retirement prior to vesting in the Performance Awards, Performance Shares or Performance Units, all of the Participant’s rights to Performance Awards, Performance Shares and Performance Units shall be immediately forfeited and canceled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unearned Performance Awards, Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of Service for Cause.

(iii) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 5(h), Section 9 of the Plan shall determine the treatment of Performance Awards, Performance Shares and Performance Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

Section 6.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units granted to each Participant, (ii) the Restriction Period(s) applicable thereto and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Awards of Restricted Stock Units shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time).

(b) Vesting. Subject to Section 4(f), Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period as specified in the Award Agreement, provided that the Participant continuously provides Service through such vesting date. The Committee in its discretion may provide that the Restriction Period on Restricted Stock and Restricted Stock Units shall lapse, in whole or in part, upon the achievement of one or more Performance Criteria or other performance conditions, during a Performance Period selected by the Committee. In the case of an Award to any Executive Officer of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such Award shall be (i) solely subject to Performance Criteria selected from among the criteria set forth in Section 5(c) of the Plan, (ii) subject to the same restrictions and limitations applicable to Awards of Performance Shares under Section 5(d) of the Plan and (iii) subject to the certification required under Section 5(e) of the Plan.

(c) Dividends and Dividend Equivalents. The Committee shall determine whether and to what extent dividends payable on Stock will be credited, or paid currently, to a Participant in respect of an Award of Restricted Stock or Restricted Stock Units provided however, that in the case of an Award of Restricted Stock or Restricted Stock Units as to which vesting depends upon the satisfaction of a service condition and/or one or more performance conditions, the payment of dividends or dividend equivalents shall be subject to the same service conditions and/or performance conditions, as applicable to the underlying Award. A Participant holding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a shareholder with respect to shares of Stock underlying such Award.

(d) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock, the Company shall remove the restrictions applicable to the Restricted Stock, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock having an aggregate value equal to the Fair Market Value of one share of Stock.

(e) Restrictions on Transfer. Except as provided herein or in an Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge or encumber shares of Restricted Stock and Restricted Stock Units without complying with the provisions of the Plan shall be void and of no effect.

(f) Termination of Service.

(i) Special Termination. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates by reason of a Special Termination during the Restriction Period, a pro rata portion of any Stock related to Restricted Stock or a Restricted Stock Unit held by such Participant shall become nonforfeitable at the date of such termination, based on the number of full calendar months of such Participant’s Service relative to the number of full calendar months in the relevant Restriction Period.

(ii) Retirement. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates by reason of Retirement during the Restriction Period, a pro rata portion of any Stock related to a Restricted Stock Unit held by such Participant shall become nonforfeitable at the date of such termination, based on the number of full calendar months of such Participant’s Service relative to the number of full calendar months in the relevant Restriction Period. If shares of Restricted Stock Units are subject to the achievement of Performance Criteria, the pro rata portion of any Stock earned with respect to Restricted Stock Units described in the previous sentence shall only vest based on the actual achievement (if any) of the Performance Criteria and be paid to the Participant at the same time as the Restricted Stock Units are paid to other Participants.

(iii) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates for any reason other than a Special Termination or Retirement during the Restriction Period, any Restricted Stock or Restricted Stock Units held by such Participant shall be forfeited and cancelled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unvested Restricted Stock or Restricted Stock Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of Service for Cause.

(iv) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 6(f), Section 9 of the Plan shall determine the treatment of Restricted Stock and Restricted Stock Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

Section 7.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Grant. Options and Stock Appreciation Rights (“SARs”) may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, Non-statutory Stock Options and SARs. The grant date of an Option or SAR under the Plan will be the date on which the Option or SAR is awarded by the Committee, or such other future date as the Committee shall determine in its sole discretion. Each Option or SAR shall be evidenced by an Award Agreement that shall specify the type of Option Award granted, the exercise price, the duration of the Option or SAR, the number of shares of Stock to which the Option or SAR pertains, the conditions upon which the Option or SAR or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, Incentive Stock Options may only be granted to Employees.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option or SAR is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the grant date. Notwithstanding the foregoing, if an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the grant date.

(c) Vesting and Exercisability. Subject to Section 4(f), each Option and SAR awarded to a Participant under the Plan shall vest and become exercisable as specified in the applicable Award Agreement, provided that the Participant continuously provides Service through such vesting date. The Committee, in its discretion, may establish performance conditions with respect to the exercisability of any Option or SAR during a Performance Period selected by the Committee. No Option or SAR shall be exercisable on or after the tenth anniversary of its grant date (the fifth anniversary of the grant date for an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof). The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment of Option Exercise Price. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefore is received by the Company. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock owned by the Participant and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price of the portion of the Option being exercised. Additionally, to the extent authorized by the Committee (whether at or after the grant date), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price; by (ii) the number of shares of Stock with respect to which the SAR is exercised. At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Stock of equivalent value, or in some combination thereof.

(f) Incentive Stock Option Status. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

(g) Termination of Service.

(i) Special Termination. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if the Participant’s Service is terminated due to a Special Termination, then all Options and SARs held by the Participant on the effective date of such Special Termination shall vest and become exercisable and shall remain exercisable until the first to occur of (A) the second anniversary of the effective date of such Special Termination (or, for Incentive Stock Options, the first anniversary of such Special Termination) or (B) the expiration date of the Option or SAR.

(ii) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, (A) if the Participant’s Service is voluntarily or involuntarily terminated for any reason other than a Special Termination prior to the expiration date of the Option or SAR, any Options and SARs that have not become vested and exercisable on or before the effective date of such termination shall terminate on such effective date, and (B) if the Participant’s Service is terminated voluntarily or involuntarily for any reason other than a Special Termination or for Cause, any vested and exercisable Options and SARs then held by the Participant shall remain exercisable for a period of 90 days following the effective date of such termination of Service.

(iii) Termination for Cause. Notwithstanding anything contrary in this Section 7(g), if the Participant’s Service is terminated for Cause, then all Options or SARs (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination.

(iv) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 7(g), Section 9 of the Plan shall determine the treatment of Options and SARs upon a Change in Control, including the treatment of Options and SARs granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

(v) Limited Extension of Exercisable Period. If the exercise period of an Option or SAR would expire at a time when trading in the Stock is prohibited by federal securities law or the Company’s insider trading policy, the expiration of the Option or SAR shall be automatically extended until the thirtieth (30th) calendar day following the expiration of such prohibition (so long as such extension shall not violate Section 409A).

Section 8.    OTHER STOCK-BASED AWARDS

(a) Other Stock Based Awards. The Committee may grant Other Stock-Based Awards, including, but not limited to, the outright grant of Stock in satisfaction of obligations of the Company or any Affiliate thereof under another compensatory plan, program or arrangement, modified Awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria. Subject to Section 4(f), each Other-Stock Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions applicable thereto. Any Other Stock-Based Award may entail the transfer of actual shares of Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

(b) Termination of Service. In addition to any other terms and conditions that may be specified by the Committee, each Other Stock-Based Award shall specify the impact of a termination of Service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.

Section 9.    CHANGE IN CONTROL

(a) In General. If the Participant has in effect an employment, retention, severance or similar agreement with the Company that discusses the effect of a Change in Control on the Participant’s awards (a “Separate Agreement”), then the terms of the Separate Agreement shall control. If no Separate Agreements exist, except as otherwise specified in an Award

Agreement, the provisions of this Section 9 shall apply upon a Change in Control with respect to Awards granted on or after the Effective Date (for the avoidance of doubt, Awards granted prior to the Effective Date shall be governed by the terms of the Plan in effect prior to the Effective Date). Upon a Change in Control, each outstanding Award may be assumed by the New Employer or replaced with an award that preserves the existing value of the Award at the time of the Change in Control and shall provide for subsequent payout in accordance with the same vesting schedule applicable to the original Award; provided, however, that with respect to any Awards that are assumed or replaced, such assumed or replacement awards shall (i) be subject to “double-trigger” vesting as follows: if a Participant’s Service is involuntarily terminated (for a reason other than Cause) or the Participant terminates his or her Service due to Good Reason within 24 months following the Change in Control, such assumed or replacement awards shall immediately vest upon such termination of Service, and (ii) if assumed or replaced in relation to a Performance Award, Performance Share or Performance Unit outstanding under this Plan, also be (A) no longer subject to any Performance Criteria, which shall be deemed satisfied at the higher of actual performance through the date of the Change in Control or the target performance level for such assumed or replaced award and (B) subject only to a time-based vesting period substantially equivalent to the applicable remaining Performance Period for such award, subject to acceleration pursuant to (i) above.

(b) Failure to Assume Awards. In the event the New Employer after a Change in Control does not assume the Award or substitute for the Award an economically equivalent award that meets the requirements of Section 9(a) above, notwithstanding any other provision of the Plan to the contrary, immediately upon occurrence of the Change in Control (i) all outstanding Options, SARs and Other Stock-Based Awards shall become vested and exercisable; (ii) the Restriction Period on Restricted Stock and Restricted Stock Units shall lapse; (iii) each outstanding Performance Award and Performance Share shall be cancelled in exchange for a payment equal to the payment that would have been payable had each such Performance Award or Performance Share been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at the grant date or such greater percentage as the Committee shall specify after the grant date) of the amount earned upon full achievement of applicable Performance Criteria; and (iv) each outstanding Performance Unit shall be cancelled in exchange for a payment equal to the value that would have been payable had each such Performance Unit been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at the grant date or such greater percentage as the Committee shall specify after the grant date) of its initially established dollar or local currency denominated value. Additionally, in the event the New Employer after a Change in Control does not assume an Award or substitute for an Award an economically equivalent award that meets the requirements of Section 9(a) above, the Committee (as constituted prior to the Change in Control) may provide that in connection with the Change in Control (i) each Option and SAR shall be cancelled in exchange for an amount (payable in accordance with Section 9(c) below) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option or SAR and (ii) each share of Restricted Stock and each Restricted Stock Unit shall be cancelled in exchange for an amount (payable in accordance with Section 9(c) below) equal to the Change in Control Price, multiplied by the number of shares of Stock covered by such Award. Notwithstanding any provision to the contrary, the settlement of Awards under this Section 9(b) shall be made pursuant to its original schedule if necessary to comply with Code Section 409A).

(c) Payments. Payment of any amounts calculated in accordance with Sections 9(a) and (b) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the date of the Participant’s termination of Service or the Change in Control, as applicable. For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith. Notwithstanding any provision to the contrary, the settlement of Awards under this Section 9(c) shall be made pursuant to its original schedule if necessary to comply with Code Section 409A).
(d) Termination of Service Prior to Change in Control. In the event that any Change in Control occurs as a result of any transaction described in clause (iii) or (iv) of the definition of such term, any Participant whose Service is involuntarily terminated by an Employer other than for Cause, by the Participant for Good Reason or due to a Special Termination, in each case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in Service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

Section 10.    EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN OR AWARDS
(a) General. The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 10, until the 10th anniversary of the Effective Date, after which no new Awards may be granted under the Plan. The Board may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d) of the Plan, materially increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c) of the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, subject to Section 10(b), including without limitation, to change the date or dates as of which (A) an Option becomes exercisable, (B) a Performance Award,
Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option or SAR may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d) of the Plan) in a manner that would have the effect of (I) reducing the exercise price of an outstanding Option or an outstanding SAR, (II) cancelling outstanding Options or SARs in exchange for other Options or SARs with an exercise price that is less than the exercise price of the cancelled Option or the cancelled SAR or (III) cancelling an outstanding Option or outstanding SAR with an exercise price that is less than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect in any material way the Participant’s rights under such Award, whether in whole or in part. No amendment, modification, or termination of the Plan or any Award shall adversely affect in any material way any Award theretofore granted under the Plan, without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement without Participant consent, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company.

(b) Adjustment of Awards Upon the Occurrence of Certain Events.

(i) Equity Restructurings. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per share fair value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change. Any such adjustment in an outstanding Option or SAR shall be made without change in the aggregate exercise price applicable to the unexercised portion of such Option or SAR but with a corresponding adjustment in the exercise price for each share of Stock or other unit of any security covered by such Option or SAR.

(ii) Reciprocal Transactions. The Board may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the exercise Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Stock resulting from any reciprocal transaction.

(iii) Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception (as defined in Code Section 409A), the Board will take care not to make an adjustment that would disqualify the Award.

(iv) Fractional Shares and Notice. Fractional shares of Stock resulting from any adjustment in Awards pursuant to this Section 10(b) may be settled in cash or otherwise as the Board determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

Section 11. DEFERRALS AND SECTION 409A

(a) Deferrals. As provided in an Award Agreement, the Board may permit a Participant to defer receipt of cash or shares of Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement

(as defined in Section 409A) in accordance with this Section 11. For purposes of the Plan, “Section 409A” shall mean Code Section 409A and any applicable regulations or interpretative authority promulgated thereunder.
(b) Initial Deferral Elections. The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Board may establish. Except as may otherwise be provided in the Award Agreement, any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(i) A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(ii) In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as set forth in Section 409A), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(iii) Where the grant of an Award or payment of compensation, or the applicable vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later than 6 months prior to the end of the applicable performance period.

(iv) Where the vesting of an Award is contingent upon the Participant’s continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award. Any such deferral election must defer receipt for a period of at least two years.

(v) A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

(c) Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:
(i) A fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;
(ii) the Participant’s death;
(iii) the Participant’s disability, as defined in Section 409A;
(iv) a change in control event, as defined in Section 409A;
(v) an Unforeseeable Emergency, as defined in Section 409A and implemented by the Board;
(vi) a Participant’s separation of Service, as defined in Section 409A; or

(vii) such other events as permitted under Section 409A.

(d) Redeferrals. The Company, in its discretion, may permit a Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form of distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

(e) Termination of Deferred Compensation Arrangements. The Company may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(i) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in Section 409A, provided that all payments under such arrangement are distributed in full within 12 months after such termination;

(ii) the arrangement may be terminated in the Company’s discretion at any time provided that (A) all deferred compensation arrangements of similar type maintained by the Company are terminated, (B) all payments are made at least 12 months and no more than 24 months after such termination, and (C) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and (iii) the arrangement may be terminated within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the (A) the end of the calendar year of such termination, (B) the calendar year in which such payments are fully vested, or (C) the first calendar year in which such payment is administratively practicable.

(f) Section 409A Savings Clause. Notwithstanding anything in this Plan to the contrary, no terms of this Plan relating to Awards or any deferral with respect thereto shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to cause an Award, or the deferral or payment thereof, to become subject to interests and additional tax under Section 409A. Notwithstanding any other provision in the Plan to the contrary, if a Participant is a “Specified Employee,” as that term is used in Section 409A, at the time of his or her separation from service, no amount that is subject to Code Section 409A and that becomes payable by reason of such separation from service shall be paid to such Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) within 30 days following the Participant’s death.

Section 12.    GENERAL PROVISIONS

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy any applicable tax withholding requirements under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld provided however that such amount may not exceed the maximum statutory withholding rate.

(b) Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have all of the beneficial interest and any other entity in which these persons (or the Participant) own all of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant.

The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with an Employer. Each Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Illinois (without reference to the principles of conflicts of law).

(g) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(h) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(i) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(j) Dividend Treatment. No cash dividends or distributions declared with respect to any Award (including Performance Awards) shall be paid to any Participant unless and until the Participant vests in such underlying Award. All unvested dividends shall be forfeited by the Participants to the extent their underlying Awards are forfeited.

(k) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(l) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

TreeHouse Foods, Inc.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 12:00 a.m., (Central time), on April 25, 2019.

Online
Go to **www.envisionreports.com/thfi** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/thfi

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Linda K. Massman	☐	☐	☐
02 - Gary D. Smith	☐	☐	☐
03 - Jason J. Tyler	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as Independent Auditors.	☐	☐	☐
3. To provide an advisory vote to approve the Company's executive compensation.	☐	☐	☐
4. To approve the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

3 3 B M

02ZKGD

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of TreeHouse Foods, Inc. Shareholders
April 25, 2019, 9:00 a.m. Central Time
2015 Spring Road, Suite 715, Oak Brook, IL 60523

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/thfi

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/thfi

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TreeHouse Foods, Inc.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2019

Thomas E. O'Neill, Jo E. Osborn, and Matthew J. Foulston, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of TreeHouse Foods, Inc. to be held on April 25, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Items 2-4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.